Exhibit 99.9

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Property Name:	Santa Rosa
Political Location:	District of Yanaquihua Province of Condesuyos Department of Arequipa Republic of Perú
Map Reference:	Caraveli, Hoja (Sheet) 32 P, 1:100,000
Latitude:	15º 38’ 46” south
Longitude:	73º 07’ 00” west
Owner of Project:	Bear Creek Mining Company, Sucursal del Peru
Operator of Project:	Bear Creek Mining Company, Sucursal del Peru
Report For:	EVEolution Ventures Inc.
Report by:	Peter A. Ronning, P.Eng.
Date of Report:	01 August 2002

Contents

I.	Summary
II.	Introduction and Terms of Reference
A.	Terms of Reference
B.	Purpose of Report
C.	Sources of Information
1.	Note on Language
D.	Field Work by Ronning
III.	Disclaimer
IV.	Property Description and Location
A.	Property Definition
1.	Mineral Titles
2.	Acquisition and Maintenance of Mineral Titles in Peru
3.	Applicable Agreements

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B.	Permitting
C.	Environmental Liabilities and Social Issues
V.	Accessibility, Climate, Local Resources, Infrastructure and Physiography
A.	Physiography and Climate
B.	Access and Infrastructure
C.	Surface Rights
VI.	History
VII.	Geological Setting
A.	Regional Geological Setting
1.	Lithologic Units
2.	Tectonics and Structure
B.	Local and Property Geology
1.	Lithologic Units
2.	Structural Geology
VIII.	Deposit Types
A.	Mineral Deposits in the District
B.	Mineral Deposits on the Santa Rosa Property
IX.	Mineralization
A.	Gold-Quartz Veins
1.	Potential of the Gold Quartz Veins
B.	Copper-Gold Mineralization in Diorite
X.	Exploration
A.	Geological Survey
B.	Geochemical Survey
C.	Small Scale Mining

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XI.	Sampling Method and Approach
A.	BCMC Samples
B.	Independent Check Samples
XII.	Sample Preparation, Analyses and Security
A.	BCMC Samples
B.	Independent Check Samples
C.	ISO 9002 Certification
XIII.	Data Verification
XIV.	Adjacent Properties
A.	Gold-Copper Mineralization in Crackle Breccia
XV.	Interpretation and Conclusions
XVI.	Recommendations
A.	Stage 1
B.	Stage 2
C.	Intent of Recommendations
XVII.	References and Sources of Information
XVIII.	Glossary of Technical Terms
A.	Geological Time Scale
Tables
Table 1: Mineral Titles
Table 2: BCMC Samples from the Mineralized Diorite
Table 3: Gold in Check Samples
Table 4: Chip Samples from Crackle Structure
Table 5: BCMC Samples from Trench T-1
Figures

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Figure 1: Location and Access.
Figure 2: Regional Geology.
Figure 3: Geological and Property Map.
Figure 4: Cross Section A — A’
Figure 5: Sample Results.
Appendices
Appendix 1: Descriptions and Analytical Results, BCMC Samples
Appendix 2: Analytical Results, Independent Samples
Appendix 3: Descriptions of Independent Samples
Appendix 4: Cost Projections

Summary

EVEolution Ventures Inc. (EVE) has entered into an agreement to purchase all of the limited partner interests in Peru Exploration Ventures LLP and the shares of its general partner Bear Creek Mining Company Limited (BCMC). This report is prepared on behalf of EVE in compliance with the requirements of National Instrument 43-101. It describes the Santa Rosa Property, one of several being explored by BCMC in Peru.

BCMC holds an option to purchase 100% interest in the 1,000 hectare Santa Rosa property from the owner, Sr. Felipe Vera Palomino (Vera). The term of the option is 48 months and the cost to exercise it is $US 900,000. During the term of the option agreement staged payments are required at six, twelve, twenty-four and thirty-six months from the date of the agreement, the payments, respectively, being $US 65,000, $US 90,000, $US 175,000 and $US 250,000. These payments are credited towards the final option payment. The agreement includes payments to Vera for services rendered totaling $US 12,000 over the first six months.

Vera holds the mineral rights to the Santa Rosa property as three concessions, according to Peru’s national mining law. At present, the cost to maintain the concessions is $US 1 per hectare per year, or $US 1,000 per year.

The property is situated in the mountainous desert terrain of Peru’s Coastal Batholith (a region of intrusive, granite-like rocks). It is adjacent to a seasonal tributary of the Río Ocoña, a large river that drains from the interior of Peru into the Pacific Ocean. Access is via a single lane dirt road that leads from the Pan American highway on the coast, northward up the valley of the Río Ocoña. At present the road terminates short of the project area and a further 7 to 8 hour walk, with a cable-car crossing of the river, is required to reach the project. The Peruvian military is extending the road, and if their work

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continues the public dirt road will reach to within about 7 kilometers of Santa Rosa at some future time.

There is some cultivation of crops and raising of livestock in the valley of the Río Ocoña. The project itself is on a steep, dry hillside with no permanent human residents or agricultural activity. Vera runs a very small, hand-mining operation on the site, employing in the order of ten people. No unusual social or environmental issues are expected relating to the Santa Rosa project, provided that normal good social and environmental practices are followed by the project operator.

Santa Rosa is in a district known for gold quartz vein deposits. The deposit contains gold, silver and minor base metals in quartz veins. The veins follow fractures in the mainly granitic rocks of the Cretaceous Coastal Batholith and in Precambrian gneiss that the batholith intrudes. Gold is the primary product of economic interest.

The quartz veins follow brittle shears (fractures) in the country rock. The fractures trend generally northeastwards, oblique to the main northwestward Andean structural trend. The fracture systems are up to 1.9 meters wide, containing variable proportions of vein quartz, other vein minerals, and broken country rock. The veins contain minor quantities of iron and other metal-bearing sulphide minerals, as well as native gold. Some of the gold is coarse enough to be visible with a hand magnifier.

To date a main vein, with at least six splays or subparallel veins, have been identified during the course of early stage field work by BCMC geologists. The main vein has been traced on the surface for a length of 2,500 meters, with a 1,500 meter central zone in which most of the better grades and widths are found. Vein widths are variable in the range 20 to 80 centimeters, with local thickenings to 1.9 meters. Rock sampling has returned gold grades up to 294 grams gold per tonne from a grab sample. Thirty-five of BCMC’s 154 rock samples contain gold grades of 10 g Au/t or better. Silver grades are of a similar order of magnitude to the gold grades, indicating that gold would be the main commodity of value.

BCMC has done early stage surface exploration, including the preparation of a geological map covering about half of the 1,000 hectares, and the collection of the 154 rock samples. The stage of exploration is too early for BCMC to have confirmed that a profitably exploitable deposit exists. The Santa Rosa property does not contain a known body of mineralization that is potentially mineable at a profit. The work by BCMC has shown that there is a possibility of discovering such a deposit.

Further exploration is justified. This report contains a proposal for two stages of exploration work. The first stage, to consist of additional geological mapping, a preliminary structural study, further surface sampling of rocks, and a very preliminary geostatistical study, is projected to cost in the order of $C 75,000.

The second stage of exploration would be contingent on the results of the first stage justifying continued work. It would consist of about 2,500 meters of diamond drilling, and is projected to cost in the order of $C 790,000. Note that this is a very high cost for drilling, and is based on worst-case assumptions concerning the logistics of drilling at Santa Rosa.

Introduction and Terms of Reference

Terms of Reference

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On 30 May 2002 EVEolution Ventures Inc. (hereinafter referred to, for brevity, by its trading symbol EVE) announced via a news release that it has entered into a letter agreement under which it has agreed to purchase all of the limited partner interests in Peru Exploration Ventures LLP and the shares of its general partner Bear Creek Mining Company Limited (hereinafter referred to as BCMC). As one of the terms of the agreement, EVE will complete a prospectus offering on the TSX Venture Exchange.

EVE engaged the writer, Peter A. Ronning, P.Eng., to undertake an independent, technical due diligence review of those mineral properties of BCMC that, in the opinion of the respective managements of EVE and BCMC, are material to the transaction. This review is to be documented in the present report, as required under the terms of National Instrument 43-101.

Throughout this report, “I”, “me” and “the writer” all refer to Peter A. Ronning, P.Eng.

Purpose of Report

The purpose of the review is to provide EVE and its investors with a summary of the project, including an independent opinion as to the technical merits of the project and the appropriate manner of conducting the forthcoming stage of exploration. It is intended that this report may be submitted to those Canadian stock exchanges and regulatory agencies that may require it. It is further intended that EVE may use it for any lawful purpose to which it is suited. This is a technical report. Nevertheless, it is expected that persons without technical training and experience in mineral exploration will have occasion to read it. The report is written in plain language to the extent possible, and explanations are provided for many technical terms or jargon.

Sources of Information

A list of the information that I reviewed in preparing this report is to be found as a bibliography at the end of the report on page 39. Those sources include documents provided by BCMC plus a number of public domain sources. In addition to printed material, I had numerous conversations with professional geologists (see Footnote 1) employed by BCMC, both in the field and at the company’s office in Lima, Peru.

Note on Language

Some of the printed and electronic sources of information used in the preparation of this report are in Spanish. I am competent to read documents in Spanish, and the information that was originally in Spanish is presented in this report in English without further acknowledgement of the translation.

Where appropriate, Spanish is retained, as in the case of proper nouns (for example, “Río Ocoña” is used, not “Ocona River”).

Field Work by Ronning

I spent the period 7 June through 21 June 2002 in Peru. On the 16th and 17th of June I was on the Santa Rosa property in the company of two geologists from BCMC. I visited many of the mineral occurrences described in this report and collected sixteen rock samples.

Travel to and from Santa Rosa consumed four days. For three days I worked in the Lima office of

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BCMC, reviewing data on Santa Rosa and two other projects.

Disclaimer

This report, of necessity, relies extensively on information originated by personnel of BCMC, and to a lesser degree by third parties; that is, by neither BCMC nor Ronning. I (Ronning) have visited the property, collected enough samples to verify that mineralization of the character described exists, and verified that the geology is as described herein. Nevertheless, I have relied extensively on information obtained from geological reports prepared by other geoscientists, and on information obtained in discussions with BCMC geologists. I am unable to state that all of those on whose work I have relied are Qualified Persons, nor is it practical for me to investigate the professional status and background of all of the geoscientists who have contributed to the Santa Rosa project.

For information as to the present ownership of the Santa Rosa property I checked the records of the Peruvian mineral title registry via the internet, with the assistance of an employee of BCMC. For information as to BCMC’s contractual interest in the Santa Rosa property I have relied entirely on information provided by BCMC. I am not a Qualified Person with respect to the Peruvian mineral tenure system and its legal ramifications. The information herein concerning mineral titles owned by or under option to BCMC is presented solely for the convenience of the reader, not as a matter of professional opinion.

Property Description and Location

(see Figure 1 and Figure 3)

Property Definition

Mineral Titles

The mineral titles that comprise the Santa Rosa Property are set out in Table 1, below.

Table 1: Mineral Titles

Registration
Number				Area in	Vertices*
(Codígo)	Year Approved	Name	Owner	Hectares	(UTM PSAD 56)

					East	North

010305894	1994	Santa Rosa 94 de Ispacas	Felipe Vera Palomino	200	703000 703000 701000 701000	8270000 8269000 8269000 8270000
010927295	1996	Santa Rosa II 95 de Ispacas	Felipe Vera Palomino	700	704000	8275000

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Registration
Number				Area in	Vertices*
(Codígo)	Year Approved	Name	Owner	Hectares	(UTM PSAD 56)

					East	North

					704000 701000 701000 703000 703000	8270000 8270000 8271000 8271000 8275000
010927395	1996	Santa Rosa III 95 de Ispacas	Felipe Vera Palomino	100	702000 702000 701000 701000	8269000 8268000 8268000 8269000

*The vertices describe the corners of the concession, thus defining its location. The geographic coordinates of the vertices are given using the Universal Transverse Mercator Grid, zone 18 L, with reference to the Provisional South American Datum of 1956.

Acquisition and Maintenance of Mineral Titles in Peru

Mineral rights in Peru are administered by the national government. Rights are acquired by applying for concessions that are somewhat analogous to mineral claims in most North American jurisdictions. The process of applying for a concession is purely one of filing documents; there is no requirement to demarcate the concession in the field. The concession boundaries are specified on the application by giving the UTM coordinates of the corners. The coordinates must be in even thousands of meters. Since the exact coordinates are specified in the application, the location of the concession is precisely defined without a need to survey it.

Some considerations regarding the maintenance of concessions are:

•	a concession, once granted, is valid until June of the year following that in which the application was filed.

•	the annual cost to maintain a concession in good standing is $3 US per hectare.

•	concession holders must reach a minimum level of annual production of at least US$100 per hectare in gross sales within six years from the time the title to concession is granted. If the concession has not been put into production within that period, then the concession holder must make an additional payment called a Penalty (“Penalidad”) of US$6.00 per hectare for the 7th through 11th year following the granting of the concession, and of US$20.00 per hectare thereafter. The concession holder shall be exempted from the Penalty if the investment made during the previous year was 10 times the Penalty.

•	failure to pay the License Fees for two consecutive years or the Penalty, will result in the forfeiture of the mineral right.

*The fees and penalties are less for concession owners who qualify as “small miners”. The current owner of the Santa Rosa concessions qualifies as a small miner. Concession fees due on 30 June 2002 were $1 per hectare. BCMC management advises that these fees have been paid.

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Applicable Agreements

BCMC holds the Santa Rosa property under option according to the terms of a proposal dated 14 March 2002 and signed by Andrew T. Swarthout for BCMC and by Felipe Vera, the owner of the property. The terms of the agreement are formalized in a “Testimonio”, a document issued by a notary, dated 14 May 2002. The official record date of the agreement is 15 March 2002.

The terms are as follow:

•	BCMC holds an option to acquire 100% of the Santa Rosa property, the term of the option being 48 months and the cost to exercise the option being $US 900,000.

•	To maintain the option in good standing, BCMC must make the following option payments to Felipe Vera:

•	Six months after the record date of the agreement $US 65,000.00

•	Twelve months after the record date $US 90,000.00

•	Twenty-four months after the record date $US 175,000.00

•	Thirty-Six months after the record date $US 250,000.00

•	The option may be exercised any time during the forty-eight month term. Upon exercising the option, BCMC must pay to Felipe Vera the full exercise cost, less those option payments already made according to the schedule above.

•	Under the terms of the agreement as described in the “Testimonio”, on finalizing it, a payment of $US 2,000.00 was made to Felipe Vera. This $2,000 payment was separate from the option payments and does not count towards the $900,000 exercise price. It was the first of six monthly payments specified in the proposal of 14 March 2002.

•	In each of the second to sixth months following the record date of the agreement, BCMC will pay $US 2,000 to Felipe Vera, for certain services to be rendered by Vera. These are the second through sixth of six monthly payments specified in the proposal dated 14 March 2002. These five payments are not specified in the “Testimonio” of 15 March 2002, but BCMC intends to complete them.

Finders Fee

The Santa Rosa property is subject to a finders’ fee agreement with an independent consultant who brought the area to the attention of BCMC. The finders fee agreement also includes the Lomo de Camello properties, not described in this report. The consultant has received a $US 10,000 initial payment and is to receive a sum equal to 10% of the direct exploration expenditures on the included properties. The maximum that the consultant can receive is $US 500,000. The finder’s fee agreement is an entirely separate matter from the Santa Rosa option agreement.

Permitting

Note: The information contained in this section comes from “Reglamiento Ambiental Para las Actividades de Exploración Minera” (Environmental Regulation of Exploration Activities), a copy of which was given to the writer by BCMC. In the following description of the regulations, I have translated the names of documents and agencies to reasonable English equivalents.

In Peru, for the purpose of permitting, exploration activities are classified in three categories, according to the intensity and area of disturbance that will be caused.

Category A: Activities that cause little or no surface disturbance fall into this category. Examples of

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such activities include geological mapping, geophysical surveys, topographic surveys, and small scale sampling. No permit is required.

     The work recommended for Phase 1 of BCMC’s exploration of the Santa Rosa property would fall into this category.

Category B: Activities that involve the disturbance of up to 10 hectares, or 20 drill sites with access roads, and involve creating waste material such as drill cuttings or drilling fluids, fall into this category.

     An application must be filed with the General Directorate for Mining, that includes the following:

•	a simple form describing the work to be done, with appropriate maps

•	a work schedule

•	a description of the measures to be taken to protect the environment. These must be in accordance with guidelines established in a document called, in translation, “Environmental Guide for Mineral Exploration Activities in Peru”.

•	a reclamation plan

     The authorities have 20 days from the date of submission of the application during which they may respond. If no response is received within 20 days, the work is deemed to be approved.

     The work recommended for Phase 2 of BCMC’s exploration of the Santa Rosa property would fall into this category.

Category C: Activities that involve the disturbance of more than 10 hectares, or more than 20 drill sites, and involve creating waste material such as drill cuttings or drilling fluids, fall into this category. Underground exploration workings such as adits in excess of 50 meters long would also be included.

     The following steps are required in order to obtain approval for such work:

•	The project operator must submit three copies of an Environmental Evaluation to the Ministry of Energy and Mines (MEM). The format of the evaluation report is stipulated in the regulations. It must conform with the “Environmental Guide for Mineral Exploration Activities in Peru”.

•	MEM is responsible for submitting the Environmental Evaluation to the General Directorate for Environmental Matters (DGAA). The DGAA must publish a notice in the official newspaper “El Peruano” and in a newspaper in the region where the project is situated.

•	Interested parties have 25 days from the date of publication of the notices to comment on the Environmental Evaluation.

•	The MEM has 15 days after the expiration of the comment period to complete its review of the Environmental Evaluation. If no notice or comments are given to the project operator by the expiration of the 15 day period, the project is deemed to be approved.

     Should Phase 2 of BCMC’s exploration of the Santa Rosa property be successful, and provide justification for a third phase, it is probable that such a third phase would come under Category C.

Environmental Liabilities and Social Issues

Note: The information in this section concerning conditions on the Santa Rosa property comes from the

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writer’s observations in the field. The comments concerning legal and social issues in Peru derive from my observations and conversations with people involved in the mineral industry there. I am not a professional in environmental sciences, legal or social matters, and my comments herein are those of a layperson.

The Santa Rosa property lies in rugged terrain of Peru’s Coastal Desert. Other than the crew employed by the property owner in small scale mining, there are no residents on the property. The terrain and climate are unsuitable for agricultural or pastoral activities.

The owner’s small scale mining activities include recovery of gold by mercury amalgamation and by cyanide heap leaching. I did not investigate his practices in handling these chemicals, to determine if there is potential for their escape.

I am not aware of any precedent in Peru by which the optionor of a mineral property might be held responsible for pollution created by the previous operator. However, should the project proceed to an advanced stage, it would be prudent for BCMC to remediate such problems as might have been created by the present activity of the owner. The scale of the operation is so small that the cost of remediation is unlikely to be large.

While the terrain on the Santa Rosa property is unsuitable for food production, it lies within the drainage basin of the Río Ocoña. The river supports a fresh water shrimp fishery, and its immediate margins are used for the cultivation of various crops and the small scale raising of livestock. Naturally, those living along the river will expect that mining and exploration activities not disrupt their livelihoods. As the Santa Rosa project progresses, it will be prudent for BCMC to develop a relationship with the communities along the river.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

Physiography and Climate

The property is situated in the dry, rugged desert of the Coastal Batholith. It is a terrain of deeply incised valleys, with steep hillsides that usually exceed 25º slopes and a range of elevations from near sea level to over 3,000 meters above sea level. On the property itself the range of elevations is from about 1,500 meters to 3,100 meters. The average slope from lowest to highest point is 54º.

The valley of the Río Ocoña, which averages in the order of a kilometer of width, contains native and cultivated vegetation to varying degrees. Once into the surrounding mountains, as at Santa Rosa, water and the vegetation it supports are rare.

Access and Infrastructure

(see Figure 1)

The nearest major center is the city of Arequipa in southern Peru. From Arequipa, a three hour drive on the paved Panamerican highway brings one to the town of Ocoña. The latter appears to be a town of several thousand inhabitants, a local service center for surrounding agricultural and fishing industries. It

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has electrical and water utilities, and some service industries exist.

A single lane dirt road leads northward from Ocoña up the valley of the Río Ocoña. In mid-June of 2002 an ordinary pick-up truck could reach Latitude South 15º 43’ 51”, Longitude West 73º 04’ 48” in the valley of the river, near a locality called Chillihuay on the regional geological map. From there, a five-hour walk up the eastern side of the river valley, covering about 15 km. trail distance, leads to a hand-operated cable car that crosses the Río Ocoña slightly north of a locality called Hacienda Lomapampa. Having crossed to the west side of the river on the cable car, a two-hour walk for about 7 kilometers up the Quebrada de Tantarpata leads to the Santa Rosa camp at about Latitude South 15º 38’ 47”, Longitude West 73º 06’ 57”, next to a southeast draining tributary of Quebrada Tantarpata.

BCMC personnel state that the army is extending the road up the valley of Río Ocoña. This was not independently verified by the writer, but at the time of the visit, a temporary road extending up the bottom of the river valley, past the cable car crossing, was in use by large army trucks carrying construction materials. If the army does construct a permanent road up the Río Ocoña, it will greatly improve the access to Santa Rosa, leaving somewhere between 5 and 10 kilometers of road to be constructed by the project operators if the project advances to the point of needing it. Most of the road construction would be in the coarse alluvial gravels of Quebrada Tantarpata, would not require blasting and would thus be relatively inexpensive. Roads to reach the mineralized veins or potential drill sites would have to ascend the rock slopes northeast of Quebrada Tantarpata and would require blasting.

The present camp at Santa Rosa consists of huts made of adobe and bamboo, perched on the steep rocky hillside. There is a small spring at the site, where washing and cooking water are obtained. I have no information on the rate of flow of the spring. It might supply water sufficient for diamond drilling. It would not be adequate for industrial scale mining. The property owner operates a small mine, with numerous short adits, declines and winzes. He has a small grinding mill, a mercury amalgamation plant and a cyanide leach pad. All of the mining is done by hand with some blasting. Transport of ore is done by men or pack animals.

Small exploration crews from BCMC use the present mine buildings for short term accommodation while doing surface sampling, but the camp will become inadequate for any more advanced work such as drilling.

Other than that described above, there is no existing infrastructure close to Santa Rosa.

Figure 1: Location and Access

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Surface Rights

I have not investigated the matter of surface rights at Santa Rosa, to determine whether any parts of the surface are owned by an entity or individual other than the state. Given the inhospitability of the terrain, it is probable that none of the surface rights are in private hands. Nevertheless, the matter should be clarified.

If any of the surface rights are not held by the state, it will be necessary for BCMC to reach an accommodation with the owner before undertaking exploration work that involves significant disturbance of the surface.

History

The Santa Rosa concessions were issued to their present owner, Felipe Vera, in 1994 and 1996. Since that time he has prospected and mined the veins on the small scale already described.

I am unaware of any prior exploration or exploitation of the property by anyone other than Vera. If there was any prior work, it must have been on a scale equivalent to or less than Vera’s.

Geological Setting

Regional Geological Setting

(see Figure 2)

Santa Rosa lies within the Coastal Batholith, the Cretaceous intrusive complex that underlies the Western Cordillera. In the vicinity of Santa Rosa the igneous rocks of the Coastal Batholith intrude Pre-Cambrian basal-complex gneisses.

According to the regional geological map, Santa Rosa is situated immediately north of a northeast-trending block fault. North of the fault the dominant bedrock is Pre-Cambrian basal-complex gneiss, while to the south it is Cretaceous intrusives of the Incahuasi Superunit of the Coastal Batholith (Pecho Gutierrez, 1983). To the west of both the gneiss and Incahuasi unit is a large body of intrusive rocks belonging to the Tiabaya Superunit of the batholith. The contact of the Tiabaya with the other two units is in part intrusive and in part faulted. On a regional scale rocks of the Coastal Batholith are seen both in fault contact with and intruding the Precambrian gneisses (Vásquez, 2002).

Dacitic and rhyolitic Sencca volcanics, ascribed to the Pliocene, lie as small carapaces on the Coastal Batholith, on northeast facing slopes two to six kilometers southeast of Santa Rosa. Andesitic volcanics of the Pliocene-Pleistocene Barroso Group lying on the basal gneisses cap a peak about 5 kilometers northwest of the project area.

Lithologic Units

Precambrian Basal Complex Gneisses

The basal complex consists of gneiss and potassic gneissic granites, with some basic to intermediate

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dikes and granitic pegmatites (Pecho Gutierrez, 1983).

Upper Cretaceous Coastal Batholith

The Coastal Batholith extends the length of Peru, essentially parallel to the coast and the main Andean structural trend. Geologists have divided it into five segments, with the Arequipa segment underlying the project area. The Arequipa Segment contains diorite, quartz diorite, granodiorite, monzonite and tonalite. Younger subvolcanic, hypabyssal rocks intrude the older granitic rocks. The Arequipa segment is divided on lithologic grounds into five super-units, two of which, the Tiabaya and Incahuasi, are present in the project area. Contacts between rocks assigned to the two superunits are sharp and near-vertical, with no evidence of contact metamorphism.

Tiabaya Superunit

The second-largest of the superunits in the Coastal Batholith of the region, the Tiabaya is dominantly a granodiorite characterized by coarse dark crystals of ferromagnesian minerals that give it a dark colour. In approximate order of abundance, contained minerals are plagioclase, quartz, orthoclase, hornblende, and biotite, with minor microcline, sphene, apatite, zircon and other opaques. Radiometric potassium-argon dating puts the age of the Tiabaya at about 80 million years.

Incahuasi Superunit

This is described as the “most important” of the Coastal Batholith superunits within the regional map area (Pecho Gutierrez, 1983). It consists of tonalite, granodiorite and diorite phases, with late border phases of monzodiorite and hornblende diorite. In approximate order of abundance, the contained minerals are plagioclase, orthoclase and quartz with lesser biotite.

In the Santa Rosa project area, diorite of the Incahuasi Superunit is mapped as being in fault contact with the gneiss of the basal complex. In fact the contact relationships in the project area are probably more complex (see following sections).

Tertiary/Quaternary Volcanics

There is no evidence that the young volcanics lying as isolated erosional carapaces on the Mesozoic and Precambrian rocks figure in the local geology and mineralization at Santa Rosa. Nevertheless, they are found within a few kilometers of the project area. They are briefly described because of the hypothetical possibility that the mineralization at Santa Rosa is related to Tertiary or Quaternary volcanism.

Pliocene Sencca Volcanics

The Sencca Volcanics were originally described in the vicinities of Puno and Tacna, some 300 kilometers to the east and southeast of Santa Rosa. The tuffs and tuffaceous breccias of the Sencca are white to light pink dacites to rhyolites. They may be weathered to hues of yellow and red. Feldspar, quartz, biotite and volcanic glass are the major constituents.

Pliocene/Pleistocene Barroso Group

Andesites, trachytes and trachyandesites of the Barroso Group are widespread in southern Peru. Two series are recognized, the lower one containing andesitic and trachyandesitic flows intercalated with tuffaceous breccias and agglomerates. The upper series consists mainly of tuffs, tuffaceous breccias and conglomerates, with a few lava flows. Rocks in the region of the Santa Rosa Project belong to the lower

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series.

Tectonics and Structure

The Mesozoic and older rocks of the region were profoundly affected by Andean orogenic events. The dominant tectonic forces were compressional, and produced faults and folds trending predominantly northwest-southeast. A northeast-southwest set of faults is also present.

Local and Property Geology

(Figure 3)

Note: Most of the discussion of the local geology that appears herein is derived from Vásquez (2002). The writer visited the property in the company of Vásquez, and concurs that Vásquez’ description is accurate as a starting point for further work. Other sources are acknowledged where referenced.

As noted above, on the regional geological map by Pecho Gutierrez (1983) Santa Rosa is shown as underlain by basal complex gneiss, immediately to the north of a fault contact with intermediate intrusive rocks of the Coastal Batholith. Work by BCMC (Vásquez, 2002) has shown that the contact relationship between the basal complex and Cretaceous intrusives is complex, with a combination of faults and intrusive contacts (Figure 3).

Lithologic Units

Vásquez (2002) defined two intrusive rock units intruding the basal complex gneiss, a tonalite that underlies the southwest end of the mapped area and a diorite that apparently intrudes the gneiss on a northwest trend across the central part of the mapped area.

Tonalite

Where observed by the writer, the tonalite is medium to coarse grained, plagioclase-quartz-hornblende bearing, and weakly magnetic. A variably pervasive pink alteration of the felsic groundmass may be potassium feldspar. Epidote as a secondary mineral is very common, usually coating fracture surfaces.

Diorite

The diorite is a medium grained mafic intrusive rock, with hornblende and plagioclase as the main primary minerals. It is, on average, strongly magnetic, with magnetite found as centimetric patches and veinlets. Tremolite and actinolite form patches of acicular crystals. Alteration minerals include quartz and calcite, forming veinlets. Epidote is locally associated with the quartz. Chlorite partly replaces primary mafic minerals and coats some fracture surfaces. Volkert (spoken communication, 2002) suggested that the mineral assemblage in the diorite could in part be endoskarn.

Structural Geology

As indicated on the regional geological map, the Quebrada de Tantarpata, trending about 045º, probably marks a regional, northeast-trending fault oblique to the main, northwestward Andean structural trend. The Santa Rosa property is marked by prominent fracture sets trending between 015º and 060º, with southeastward dips of 70º to near vertical. Many of these fracture sets are brittle shears, containing

Review of the Santa Rosa Project, Peru	Page 17 of 71

mineralized quartz vein material (see the description of mineral deposits in section IX of this report on page 19.

The prominent fracture sets on the property may all be related to the main northeast-trending fault in the Quebrada de Tantarpata. No comprehensive structural study has yet been done to determine overall geometry of the deformation.

Figure 2: Regional Geology

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73°09'00"W
73°06'00"W
73°03'00"W
15°33'00"S
15°36'00"S
15°39'00"S
15°42'00"S
15°45'00"S
Sta Rosa
Qr-al
Pc-gn
Ks-gd-ti
Tqp-vbsi
Qp-vbss
Ks-di-in
Tm-hu
Qr-vm
SR Concessions
Faults
Qr-al (alluvium)
recent volcanics
Qp-vbss (u Barroso volc.)
TQp-vbsi (l Barroso volc.)
Ts vse (pliocene Sencca volc.)
Tm-hu (Miocene Huaylillas volc.)
Ti-cv (Eocene Caraveli volc.)
Ks-gd-ti (Tiabaya Superunit)
Ks-gd/to-in (Incahuasi SU)
Ks di-in (Incahuasi Superunit)
Pc-gn (basal complex gneiss)
prepared by PAR
Santa Rosa Area
Regional Geology
July 2002
Figure 2

Review of the Santa Rosa Project, Peru	Page 19 of 71

Figure 3: Geological and Property Map

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INDEX MAP
UTM gold Km
LEGEND
Q Soil Cover
Ki Andesite Diorite
Ki Intrusive Breccia
Tonalite
Gneiss
Fault
Quartz - gold vein
Cross Section
Crackle Breccia
Trail
Trench
BCMC Sample Site with number
PAR Sample Site with number (independent samples)
Proposed Diamond Drill Hole
Contour line (50m interval)
SANTA ROSA PROJECT
GEOLOGICAL & PROPERTY MAP
PERU

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Deposit Types

Mineral Deposits in the District

Cautionary Note: This section makes reference to some of the operating mines in the vicinity of the Santa Rosa project. The information is presented in order to provide context and show that commercial production can be achieved from gold quartz vein deposits in this region. The author does not imply that the mineral deposit at Santa Rosa has been proven to be comparable to these deposits, nor that the size and grade of the deposits at the operating mines is in any way a determining factor on what might be discovered at Santa Rosa.

     The term “reserves” is used herein where it was used by the source of the information, but the writer knows nothing about how the “reserves” were calculated. It must not be assumed that the method of calculation was in compliance with the requirements of NI 43-101.

The Santa Rosa project is situated towards the northeast margin of a belt of gold deposits described as the “Coastal Batholith Mesothermal Gold Belt” (MinerAndina, 27 February 2002). According to Pecho Gutierrez (1983) the most important and common type of metallic mineral deposit in the region is gold quartz veins. The quartz veins typically contain variable proportions of chalcopyrite, arsenopyrite and pyrite. Most of them are contained within the Coastal Batholith, but any genetic relationship that may exist between the veins and their host rocks isn’t described in any of the documents reviewed for this report..

The nearest industrial-scale producer to Santa Rosa is Arirahua, 18 km to the east. Vásquez Estrada (2002) reported the following production figures for Arirahua and some other nearby producers:

Deposit Name	Annual production, kilograms of gold
Arirahua	870*
Caraveli**	902*
Ishihuinca	746*

*     These figures are very approximate. For example, on a year-over-year basis, the production for the first five months at Arirahua declined by 23% from 2001 to 2002. The production at Caraveli increased by 25%. Both figures obtained from “Ministerio de Energía y Minas” web site on 27 June 2002.

**   The name “Caraveli” appears in more than one context. Inversiones Mras.Del Sur S.A. operates a “Caraveli” mine. Cia. Mra. Caraveli S.A.C. operates a “La Capitana” mine. The figures herein are believed to relate to the Caraveli Mine.

Using production data from two separate tables on the “Ministerio de Energía y Minas” web site on 27 June 2002, one can calculate that during the first five months of 2002 Arirahua processed roughly 42,000 tonnes of ore at a grade of about 8.8 grams of gold per tonne.

Data on gold reserves in the Department of Arequipa, obtained from the “Ministerio de Energía y Minas” web site on 27 June 2002, indicated that Inversiones Mras.Del Sur S.A. had reserves at its Caraveli unit of 35,560 tonnes grading 14 grams of gold per tonne. There is no information as to how the reserve figure was calculated, nor how far in advance of production reserves are defined. This figure is presented here only to give an indication of the grades at Caraveli.

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Pecho Gutierrez (1983) described a number of abandoned workings in the mountains adjacent to the valley of the Río Ocoña, with the suggestion that the area is a target for gold exploration.

Mineral Deposits on the Santa Rosa Property

The Santa Rosa property contains gold quartz veins with associated high silver and lead values and geochemically elevated copper and zinc values. This style of mineralization is consistent with the deposit types known in the region, as described in the preceding section. See section IX, which follows, for a description.

Vásquez (2002) identified two other styles of mineralization; copper-gold associated with quartz veinlets in the diorite, and a “crackle-breccia” containing elevated levels of copper and gold. The crackle-breccia is adjacent to but not on the property currently held by BCMC and is described in section XIV, Adjacent Properties, on page 34. BCMC is negotiating to acquire the concession on which the crackle-breccia is situated.

Mineralization

(see Figure 3 and Figure 4)

Note: Most of the discussion of the mineralization that appears herein is derived from Vásquez (2002). The writer visited the property in the company of Vásquez, and concurs that Vásquez’ description is accurate as a starting point for further work.

Gold-Quartz Veins

Most of the known precious metal mineralization at Santa Rosa is found in veins, but the term vein is used somewhat loosely, in that mineralization occurs in brittle shear structures that contain not just quartz vein material, but sheared and partly altered country rock. Vein gangue minerals consist principally of variable proportions of clear to milky quartz, calcite, and iron-bearing carbonate minerals. The quartz is massive to locally vuggy. Identified metallic minerals in the veins include free gold, pyrite and galena. The sheared country rock is partly altered to silica, sericite and clay minerals. In the opinion of the writer, some of the altered rock in the structures was slightly talcose. This style of alteration does not extend significantly beyond the actual brittle shears.

The veins are heavily coated with secondary iron oxide minerals, jarosite, goethite and hematite being common.

Within the structures, the proportion of vein material to sheared country rock varies from 5% to 75%, based on visual estimates. The vein material itself is usually fractured, suggesting that movement on the brittle shear structures, though mostly pre-vein, was in part post-vein. Gold is found in both the sheared, altered country rock within the structures and in the vein quartz.

Of the several veins at Santa Rosa, one, the veta principal, or main vein, is traceable for at least 2.7 kilometers, with thicknesses ranging between 0.20 to 1.9 meters. The main vein strikes about 030º across the central part of the property, with considerable local variation, between 020º and 045º. It dips between 60º to the southeast and near-vertical. It is exposed on surface over a vertical extent of about 400 meters. It may extend farther to the northeast than is presently known, as it disappears under

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overburden on the north-central part of the Santa Rosa property.

The other known veins range in strike between about 020º and 070º, with some apparently almost sub-parallel to the main vein and some being splays off of the main vein. Vásquez (2002) states that at least six veins are known in addition to the main vein, although this number is greater if all of those illustrated on Figure 2 and Figure 4 are taken into account.

In the other six veins recognized by Vásquez, typical gold grades fall in the range 4 g Au/t to 24 g Au/t over widths of 0.20 to 0.30 meters. The highest gold grade reported is 123 g Au/t over 0.35 meters.

Vásquez (2002) describes the vein mineralization as being characterized by gold, silver and lead. Gold values from BCMC sampling of the main vein are in the range 0.21 to 294 grams of gold per tonne (the latter grade is from a grab sample). Silver from the main vein is in the range 1.0 to 712 grams silver per tonne, and lead is reported up to 21.9%. See Appendix 1 for a listing of all the metal values obtained by BCMC.

Other elements that are geochemically elevated (see Footnote 2) in the gold veins include arsenic (22 ppm to 3,760 ppm), antimony (10 ppm to 1,600 ppm) copper (20 ppm to 9,290 ppm), zinc (20 to 3,240 ppm) and mercury (1 ppm to 95 ppm).

A significant proportion of the gold in the veins at Santa Rosa is coarse, free gold. BCMC had fourteen selected samples analyzed for gold using a screen fire assay method, a technique that determines the proportion of gold coarser than 150 mesh. In the twelve samples that contained significant gold grades, in the range 0.6 ppm to 294 ppm, between 1% and 49% of the gold was coarse.

Potential of the Gold Quartz Veins

At the current stage of exploration, the veins at the Santa Rosa property, though they contain gold mineralization, contain no known gold resource in any category. Nevertheless, in order to justify further exploration, it is appropriate to consider whether, in light of what is known at present, a possibility exists of finding a potentially economic resource.

According to Vásquez (2002) there is a 1,500 meter strike length section of the main vein in which the highest gold values are found. They occur in clusters that may form three-dimensional “shoots”. Examples of the higher gold grades from the 1,500 meter interval include 123.4 grams of gold per tonne over 0.35 meters and 176.8 grams of gold per tonne over 0.80 meters (see Footnote 3). Calculating 17.6 g Au/t as a weighted average grade of 26 samples, calculating an average width of 1.2 meters, assuming a depth of 400 meters, and assuming a rock density of 2.5 tonnes per cubic meter, Vásquez calculated that roughly 30,000 kg of gold, or 1 million ounces, might be contained in about 2 million tonnes of rock. The writer reviewed the sample descriptions and results used by Vásquez, finding that his assumptions and results are reasonable. The calculated quantities are order of magnitude estimates, that could be high or low by a factor of 10.

It must be reiterated that the figures given above do not represent a known resource. The potential quantity and grade is conceptual in nature. There has been insufficient exploration to define a mineral resource on the property and it is uncertain if further exploration will result in discovery of a mineral resource on the property.

Figure 4: Cross Section A — A’

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Copper-Gold Mineralization in Diorite

Vásquez (2002) describes an outcrop of diorite with surface dimensions of roughly 180 meters by 70 meters from which he obtained rock samples containing up 0.92% copper and 2.2 grams of gold per tonne. This is the same diorite described in section VII.B.1.b) on page 14. The following table lists

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samples collected by BCMC personnel from the mineralized diorite.

Table 2: BCMC Samples from the Mineralized Diorite

SAMPLE	DESCRIPTION

	Au ppb	Ag ppm	Cu ppm

19664	“Cuerpo di andesitica, con oxCu, 30 X 40 m de diametro, qtz, magnetita diss., y masiva. Brocantita con ox de fierro en fracturas.”
	Au 2180	Ag 2.2	9290
19727	“di/and, id 19664,mod silic,trem,qz en vet y ojos,mag mass y diss,deb cpy con py,cal en vet y playas,act en vet,oxCu en fis”
	Au 1250	Ag 1	7200
19728	“diand,mod silic,trem,qz en vet y ojos,mag mass y diss,deb cpy con py,cal en vet y playas,act en vet,oxCu en fis”
	Au 350	Ag <1	6200
19729	“di/and,mod silic,trem,qz en vet y ojos,mag mass y diss,deb cpy con py,cal en vet y playas,act en vet,oxCu en fis”
	Au 50	Ag <1	100

Notes: these samples are series of discontinuous chips collected from outcrop, and do not represent specified widths.

“<” indicates “less than”

Exploration

Exploration work by BCMC to date has consisted of early stage surface mapping and lithogeochemical sampling. The work has been done by geologists in the employ of BCMC, aided by labourers who are part of the property owner’s small scale mining workforce.

Much of the terrain on the property is very steep, with slopes typically exceeding 30º. Such slopes are difficult and sometimes dangerous to work on. A considerable component of the work done to date has been the construction, by hand, of several kilometers of footpaths, cut into the slope.

Geological Survey

(see Figure 3and Figure 4)

Geologists employed by BCMC have prepared a geological map of the Santa Rosa property, covering approximately 475 hectares. The map appears at a scale of 1:15,000 in Figure 3. The results of the geological work are incorporated into the discussions in sections VII.B, VIII.B and IX and are not reiterated here.

Geochemical Survey

(see Figure 5)

Geologists working for BCMC have collected 154 rock samples from the mineralized structures and

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other sites on the Santa Rosa property. The samples are of two main types, continuous chip samples and grabs composed of a number of chips from one or more outcrops. A more thorough description of their sampling methods appears in section XI.A on page 26.

The results of the geochemical survey are incorporated into the discussion of mineralization in section IX starting on page 19. Analytical procedures are discussed in section XII.A on page 32. A detailed listing of the analytical results is in Appendix 1.

Figure 5: Sample Results

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T1
T2
T3
T4
UTM GRID BASED ON PSAD56
INDEX MAP
LEGEND
Sample Values
Running Sample Values
Trench
Cross Section
Trail
PERU
SANTA ROSA PROJECT
SAMPLE RESULTS

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Small Scale Mining

The vendor of the Santa Rosa property is mining it at a small scale at the time of writing. While the mining is not part of BCMC’s exploration program, it serves to demonstrate that a deposit exists that can at least be mined at a small scale while supporting a work force of roughly 10 persons. Mining is done by hand, with some blasting, from man-sized drifts, raises and winzes. All movement of material is done by hand. Gold is recovered using a small motorized crushing plant, a mercury amalgamation process, and in some instances a cyanide leach pad. The rate of production and average grade are not known to the writer, but they would probably be in the range of a tonne or less per day at a grade in the order of 30 grams of gold per tonne.

Sampling Method and Approach

BCMC Samples

Of the 154 rock samples collected by BCMC geologists, many were continuous chips, collected across the true width of the visible mineralized structure. The method for collecting these was as follows:

•	A helper or helpers chipped off loose and foreign material from the face to be sampled.

•	A woven plastic tarp was laid out below the line of the sample.

•	Using a hammer, with or without a chisel, a geologist or helper chipped a continuous series of chips from the face, allowing the material to fall on the tarp.

•	The sample was poured from the tarp into a plastic rock sample bag and sealed at the site with a locking plastic tie.

•	Sample numbers were spray painted onto the rock.

In some cases BCMC’s samples were grabs consisting of a discontinous collection of chips from one or more outcrop.

The results of the sampling by BCMC have been incorporated into the discussion of mineralization in section IX starting on page 19. Detailed descriptions of the samples, and complete results are too voluminous to incorporate in the body of this report. They appear in Appendix 1.

Independent Check Samples

During the course of my visit to the Santa Rosa property I collected 16 rock samples. The intent of this sampling was to establish whether or not gold grades of the general order of magnitude reported by BCMC exist. My samples are not intended to duplicate the results of BCMC samples on a one-for-one basis.

I selected some sample sites where BCMC had also collected samples, and others where BCMC had not. Some were at sites where BCMC personnel suggested I sample and some were at sites where BCMC had not expected me to sample.

Thirteen of my 16 samples were continuous chip samples across the mineralized structure or area. In most cases the sample length was equal to the observed true width of the mineralized structure. Where I chose to sample only parts of the structure, or outside of it, the sample descriptions so state. The samples were collected as follows:

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•	A helper or helpers chipped off loose and foreign material from the face

•	Using a rock pick as a chisel and a small sledge hammer, I knocked a continuous series of chips from the face. A helper held an open plastic rock sample bag underneath the chisel, catching the material chipped off as I worked across the face.

•	In some instances, where chipping caused loose, undesired material to fall into the bag, the bag was held away from the face and I placed chips into it by hand.

•	The sample bag was sealed at the site with a locking plastic tie.

•	At each location I took a photograph of the site and the sample.

This sampling method allows samples to be collected quickly, but has some disadvantages in terms of being representative. Given the heterogeneous nature of the mineralized brittle shear, it was not possible to maintain an exactly uniform width and depth of chips. Softer material, or hard material that tends to break off in large chunks, may be over-represented. Chipping may have caused powdery iron oxides, or other fines from outside the sample area, to fall into the bag.

Coarse, free gold, visible under a hand magnifier, is present at some sites on the Santa Rosa property. This gold is easily knocked off of the rock that carries it. This type of gold is difficult to accurately sample, and could be over- or under-represented.

Three of my samples were “grabs”, discontinuous collections of chips from one or more outcrops, within areas described in the sample notes. I knocked off chips and placed them by hand in a plastic bag. The bag was sealed at the site and the site was photographed.

Table 3 lists the check samples, with brief descriptions and the results of gold analyses. A complete listing of descriptions and analyses of the check samples is too voluminous to appear here and instead appears in Appendix 3.

In six instances, Table 3 also shows the gold values obtained from the nearest equivalent BCMC samples. Given the nature of the deposit, with high gold grades unevenly distributed in quartz veins following a brittle shear, one would not expect surface samples to be readily repeatable. Nevertheless, it is useful to do some comparisons in order to gauge the degree of difficulty that sampling presents.

Table 3 shows that in two instances where BCMC samples returned very high gold grades, in excess of 30 g Au/t, my samples returned lower grades (sample 19657 vs. 245601 and 19679 vs. 245615). In the case of sample 19679, subsequent sampling by BCMC has also failed to return similar grades in the same area.

In those instances where BCMC samples returned moderate gold grades in the 3 to 20 g Au/t range, three of my samples contained significantly higher gold grades (sample 19705 vs. 245602 & 245603, and sample 19655 vs. 245604). In one such instance, my sample was significantly lower (sample 19757 v. 245616).

The results of the independent samples show that gold grades exist on the Santa Rosa property that could, if proven to be present in sufficiently large volumes of rock, form an economically exploitable deposit. The results also show, as does BCMC’s own sampling, that obtaining repeatable results from necessarily small surface samples is difficult. The next stage of exploration should include some test sampling directed at determining the best possible surface sampling technique. This could be done by doing repetitive sampling at one or a few sites. Multiple samples could be taken using a single method several times, and repeating the process with other methods.

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Table 3: Gold in Check Samples

PAR	Nearest Equivalent		Au	Au gpt	Au Total
Sample	BCMC Sample	Descriptions	ppm	rerun	ppm

245601		continuous chip across 95 centimeters on the main vein			2.54

	19657	Veta de 0.80 m. de potencia de rumbo E - W. La veta en su mayor longitud tiene un rumbo N 21`E. Probable zona de falla	33.8

245602		continuous chip over full 170 centimeters width of structure			4.07

245603		continuous chip across 20 centimeters in the hanging wall part of the same structure as 245602.			11.3

	19705	Igual al anterior. Rumbo N 250, Sub-vertical , de 1.65 m de ancho	3.86		3.23

245604		continuous chip across the brittle shear structure, 20 centimeters			17.4

	19655	Rumbo de veta N21E, bz. casi vertical. Muestra tomada en pique de 3-4metros sobre veta. qtz. Con oxidos de fierro. Frente izquierdo	14.9

245605		70 centimeter continuous chip across brittle shear at working face of adit			2.82

245606		continuous chip across 80 centimeters across the back at a portal			0.33

245607		continuous chip over 1.9 m in back at portal in brittle shear			8.36

245608		1 meter continuous chip across gneiss in hanging wall of structure			—0.05

245609		1 meter continuous chip across brittle shear adjacent to hanging wall			—0.05

245610		80 centimeter continuous chip across main vein structure			1.12

245611		continuous chip across 2.2 meters of typical, shattered diorite			—0.05

245612		random collection of chips within about a 5 meter radius			—0.05

245613		discontinuous collection of chips taken over about 7 meters			—0.05

	19729	di/and, mod silic, trem, qz en vet y ojos, mag mass y diss, deb cpy conpy, cal en vet y playas, act en vet, oxCu en fis	0.05

245614		2 meter continuous chip across the uppermost part of the crackle structure			—0.05

		(this sample is near but not on the Santa Rosa property as it stood in June of 2002)

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PAR	Nearest Equivalent		Au	Au gpt	Au Total
Sample	BCMC Sample	Descriptions	ppm	rerun	ppm

245615		random collection of chips from outcrop within about a 5 meter radius			—0.05

		(this sample is near but not on the Santa Rosa property as it stood in June of 2002)

	19679	Veta de qtz. De 8 m de potencia , rumbo S 52 E. vertical fuert fract y tenido por oxFe (jarosita, goetita, hematita). Pirolusita	>100	123.3	100

		(this sample is near but not on the Santa Rosa property as it stood in June of 2002)

245616		continuous chip across 40 centimeter structure			0.66

	19757	veta,N32-78SE-0.20 m, bnd qz hial mas deb fr con jar en fis, qz gr con geo, ser-qz con bxwk py, pred jar-hem, en and con gyp en halo alt	4.01

Notes: “Nearest Equivalent BCMC Sample” does not mean that PAR and BCMC samples were collected from exactly the same spot in exactly the same way.

     PAR refers to Peter A. Ronning, P.Eng.

    all BCMC data is shown in italics

    Data in the “Au ppm” column are the original gold values obtained by BCMC. Values in this column were originally reported in ppb. Ronning converted the values from ppb to ppm for ease of comparison. The units used carry no implication as to accuracy.

    Data in the “Au gpt” Rerun column are the original check analyses provided to BCMC.

    Data in the “Au Total ppm” column are analyses done using the screen fire assay technique. All of Ronning’s samples were analyzed this way, as were some BCMC samples.

    > means “more than”; < means “less than”

Sample Preparation, Analyses and Security

BCMC Samples

BCMC’s geologists, or helpers working under their direct supervision, collected their rock samples in the field, bagged them on site, and sealed them with a locking plastic tie. The samples were transported from the site to the nearest road-head, about a one-day journey, by labourers and/or pack animals. From there a company vehicle transported the samples to the nearest reception site operated by ALS Chemex. From the time of collection to the time of delivery to the laboratory the samples were under the control of employees of BCMC.

ALS Chemex did all of BCMC’s analyses for the Santa Rosa project. Sample preparation and Gold analyses were done at ALS Chemex’ facility in Lima, Peru.

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Rock samples were analyzed for gold using a fire assay preparation, fusing a 30 or 50 gram sub-sample, and an atomic absorption measurement (ALS Chemex method codes Au-AA25 or Au-AA26). Samples in which the gold contents exceeded 100 g Au/t were re-analyzed fusing a 30 gram sub-sample and using a gravimetric measurement (method code Au-GRA21). BCMC had fourteen selected samples analyzed for gold using a screen fire assay method, as described for the independent check samples in the following section.

In scanning the certificates of analysis, it appears that routine check analyses for gold were run by the laboratory on every tenth or fifteenth sample.

Silver, copper and 32 other elements were determined by dissolving a sub-sample in aqua regia and analyzing using inductively coupled plasma with atomic emission spectroscopy.

The sampling done by BCMC to date has been in the nature of an initial reconnaissance program, designed to give a preliminary indication as to the potential of the property. The analytical, checking and security procedures used by BCMC have been adequate for this purpose. As the project proceeds, and samples are collected that may ultimately be used in a resource calculation, more rigorous procedures will be required. In particular, BCMC will need to begin introducing blank and standard samples into the sample stream.

Independent Check Samples

All of the independent samples were bagged and sealed at the sample site, using industry-standard plastic sample bags and locking plastic ties. I took reasonable steps to maintain personal control of the samples from the time they were collected until they were turned over to ALS Chemex, but the circumstances of traveling and field work precluded keeping them under my control at all times. For example, ten of the sixteen samples were left unattended in the Santa Rosa field camp for a day. All of them were, for periods of time, carried on the backs of men and pack animals that were not always within my sight. All of them were left overnight in the locked cargo compartment of a truck that was not under my exclusive control.

I turned the samples over to ALS Chemex’ delivery driver at my hotel in Lima. Knowing that ALS Chemex also does the analyses for BCMC, I was careful not to let the lab personnel know that my samples originated from a BCMC project.

All of my samples were analyzed for gold using a screen fire assay (method code Au-SCR21). A 1,000 gram sample of pulverized material is passed through a 100 micron screen. Two sub-samples of the minus 100 micron material are analyzed, and all of the coarse material that does not pass through the screen is analyzed. The total gold grade is calculated using the grades and weights of the sub-samples. The gold analyses were done at the ALS Chemex laboratory in Lima, Peru. 34 other elements were determined at ALS-Chemex in North Vancouver, B.C. The multi-element determination was done using an aqua regia digestion and an inductively coupled plasma — atomic emission spectrometer instrumental analysis (method code ICP41). In addition, mercury was analyzed using atomic emission spectroscopy (method code CV41).

ISO 9002 Certification

ALS Chemex’ laboratories in Lima, Peru and North Vancouver, B.C., Canada, hold ISO 9002 certification.

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ISO 9002

” ISO 9002 is a quality assurance model made up of quality system requirements. This model applies to organizations that produce, install, and service products. ISO expects organizations to apply this model, and to meet these requirements, by developing a quality system” (quote from Praxiom Research Group Limited, http://www.connect.ab.ca/~praxiom/9002.htm).

A “plain English” explanation of the ISO 9002 standard may be found at the Praxiom internet address above. The official International Organization for Standardization (ISO) explanation of the ISO 9000 group of standards may be found at http://www.iso.ch/iso/en/iso9000-14000/tour/123.html.

Data Verification

I have reviewed BCMC’s analytical data base, and have compared the information contained within it to the data in the original analytical certificates from ALS Chemex. In doing so I noted that the laboratory itself found two instances of analytical error and provided corrected data.

In terms of check and standard samples, to date BCMC has relied on gathering multiple samples from similar sites in the field to substantiate their data. Given the present stage of the project and the purpose of the early stage sampling, this is adequate. Such early stage sampling is intended to rapidly determine whether pot entially economic mineralization exists. At this stage the samples are not used in resource or other quantitative calculations. As the project progresses, a system of incorporating duplicate, blank and standard samples into the sample stream should be implemented, as well as a system of check assays at a laboratory other than the primary one.

The sixteen independent samples collected for this report are in a sense a form of data verification. Their results have shown that mineralization of the kind and degree described by BCMC does exist on the Santa Rosa property.

Adjacent Properties

Gold-Copper Mineralization in Crackle Breccia

BCMC personnel extended their field investigations northward off the main body of the optioned area onto a concession held by a third party. In doing so they encountered a feature they termed the “crackle structure” (see Figure 3). This is a crackle breccia within what is believed to be andesite or diorite. The structure has been traced on the surface for a distance of roughly 500 meters in a southeast to northwest direction, appears to dip gently southwestward, and has an apparent thickness in the order of 10 meters (Vásquez, 2002). BCMC geologists suggest that the crackle structure may be the surface expression of a gently dipping fault.

The shattered rock that forms the crackle breccia contains irregular, unevenly distributed, broken stringers and veinlets of siderite, calcite and locally quartz. The host rock exhibits weak to moderate alteration by clay minerals. For the most part it is so heavily oxidized that the protolith is not distinguishable, but locally relicts of what was probably andesite are discernible.

An early sample, number 19679, collected by a BCMC geologist from the crackle structure, was found

Review of the Santa Rosa Project, Peru	Page 34 of 71

to contain 123.3 grams of gold per tonne. This sample consisted of a discontinuous series of chips collected from 3 or 4 outcrops spread over approximately 5 meters. Subsequently a more extensive sampling program was done, yielding the chip sample results shown in Table 4.

Table 4: Chip Samples from Crackle Structure

Sample	Au ppb	Au ppb rerun	Au gpt rerun	Au Total gpt	Ag ppm	Cu ppm

19679	100000	100300	123.3	100	84.2	5430
19715	5850			5.51	350
19716	20				1
19717	390				53
19721	11600				4
19738	40				-1
19739	60			0.05	9
19740	20300				31
19742	5800			5.26	31
19743	30				-1
19744	50	50		0.05	-1
19745	-10			0.05	-1
19746	-10				-1

These samples are discontinuous collections of chips collected over varying lengths and areas. They are presented to illustrate the range of grades obtained from the crackle structure, without implying any dimensions.

A further stage of sampling in the crackle structure involved collecting 51 one-meter continuous chip samples from four trenches. The trench samples yielded significantly lower gold values than the previous chip samples. One of the four trenches, T-1, yielded above-background gold values, as shown in Table 5. Samples from the other three trenches yielded gold values at or below the detection limit of the analytical method.

Table 5: BCMC Samples from Trench T-1

Sample	Au ppb	Au ppb rerun	Ag ppm	Cu ppm

19761	10		1	-10
19762	10		-1	-10
19763	120		-1	30
19764	820		2	310
19765	140		-1	10
19766	310		-1	10
19767	50		-1	-10
19768	10		-1	-10
19769	140	140	-1	40
19770	40		-1	10
19771	10		-1	10
19772	40		-1	40
19773	80		-1	130
19774	-10		-1	80

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These samples are one-meter continuous chip samples along the length of the trench.

Interpretation and Conclusions

The Santa Rosa property contains a gold-quartz vein deposit. To date a single main vein, with at least six splays or subsidiary veins, have been identified during the course of early stage field work by BCMC geologists. The main vein has been traced on the surface for a length of 2,500 meters, with a 1,500 meter central zone in which most of the better grades and widths are found. Vein widths are variable in the range 20 to 80 centimeters, with local thickenings to 1.9 meters. Rock sampling has returned gold grades up to 294 grams gold per tonne from a grab sample. Thirty-five of BCMC’s 154 rock samples contain gold grades of 10 g Au/t or better. Silver grades are of a similar order of magnitude to the gold grades, indicating that gold would be the main commodity of value.

The “veins” are brittle shears, that have been followed by quartz veins containing minor pyrite, galena, and gold. A significant proportion of the gold is coarse, visible under a hand magnifier. The quartz veins may or may not occupy the full width of the shear, and they have themselves been sheared to minor degree.

Santa Rosa is in a district known for gold quartz vein deposits, some of which are being exploited by industrial-scale mining operations at present. Santa Rosa itself is being exploited by the owner at a very small, hand mining scale.

The information available to date does not permit assigning the deposit at Santa Rosa to a specific geologic model. Deposits in the district are generally referred to as mesothermal (medium temperature) vein deposits, and what is known about Santa Rosa is mostly consistent with this categorization. However, some textures are seen in the field that hint at an epithermal (lower temperature) origin for some of the quartz veins. The suite of elements associated with the gold, for example mercury, also hints at a possible epithermal origin. A definitive categorization of the deposit must await more detailed geological and alteration mapping.

BCMC’s early stage work at Santa Rosa has met its objective, demonstrating that gold mineralization is present at grades that could, if present in sufficient volume in a favourable configuration, be profitably mined. Further exploration work is warranted. Santa Rosa’s location in a known auriferous district adds to the justification for doing further work.

Recommendations

(see Figure 3 and Figure 4)

Two stages of exploration are recommended; an initial stage of continued surface geological and geochemical surveys, and a second stage of preliminary drill testing. The second stage would take place only if justified by the results of the first stage. The two stages are described in general terms in this section. Detailed cost projections appear in Appendix 4. Note that the projected costs incorporate all field costs including contractors, company salaries and laboratory charges. They include reasonable costs for office follow-up. General office overhead, costs of maintaining mineral rights, and costs to maintain and exercise option agreements, are not included.

Stage 1 (projected cost approx $69,000 in Canadian funds)

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•	Additional geological mapping is warranted, with the following objectives:

•	Further outline the contacts between the various igneous rock units and the basal complex.

•	Map alteration mineral assemblages in a preliminary way, to determine if they can be used as guides to mineralization.

•	Use structural mapping to add to the understanding of vein geometry, including the relationships between veins with different orientations. This could lead to a better definition of drill targets, by, for example, helping to predict the rake of mineralized shoots. If necessary, an outside structural specialist can be contracted for a few days to provide guidance to BCMC personnel in doing the structural mapping.

•	Additional lithogeochemical sampling, done in conjunction with the geological mapping, can be planned in such a way as to help refine the understanding of ore controls. Ideas for controls on mineralization, suggested by alteration or structural mapping, can be tested with sampling. The additional sampling should also include some repetitive sampling at a few sites, testing and comparing sampling methods in order to determine how best to sample this mineralization.

•	A limited geostatistical study using the existing and planned sampling results, could help define parameters for the Stage 2 drilling. The objective of the geostatistical study would be to provide guidance as to the spacing, number and orientation of drill holes required in Stage 2, to adequately test the targets. The available combination of surface and underground exposures, that have been or will be sampled, should make it possible to use a technique such as kriging to model the gold distribution. This study could serve to reduce the number of drill holes required in Stage 2.

Stage 2 (projected costs approx. $792,000 in Canadian funds)

Stage two is to be undertaken if the work done in Stage One continues to indicate that there is potential to develop a mineable resource on the Santa Rosa property. Stage two is intended to consist of a limited drilling program whose objective would be to confirm that the mineralization extends vertically and laterally beyond the surface showings and shallow underground workings.

Vásquez (2002) presented preliminary suggestions for eight drill holes from five sites, spaced over approximately 1,100 meters of vein strike length (see Figure 3 and Figure 4). Assuming drill hole depths averaging 300 meters, this would amount to about 2,400 meters. While emphasizing that the actual amount of drilling planned for Stage 2 would depend on the results of Stage 1, an estimate of 2,500 meters is reasonable.

The projected cost of $C 792,000 is very high for drilling, and is based on worst-case assumptions about logistics. For example, it is based on the assumption that a helicopter would be required to move the drill and drill crews, and to help supply the drill with water. Opportunities exist to reduce this cost, but I believe it prudent to err on the high side.

If the drilling of Stage 2 successfully shows that the mineralization extends laterally and to depth, a third stage exploration program would be designed by BCMC staff. The purpose of the third stage would be to outline a resource. The details of such a third stage program cannot be predicted at present.

Intent of Recommendations

Recommendations are presented in this report to illustrate the general nature of a suitable exploration program. The purpose of exploration is to generate new information, and it is the responsibility of those managing an exploration program to react to the new information as it becomes available. By definition, the information that an exploration program produces causes changes in the program itself.

Review of the Santa Rosa Project, Peru	Page 37 of 71

Bear Creek Mining Company is managed by a professional exploration staff with the experience and expertise required to manage the recommended program and to adjust it as new information becomes available. Thus, it is expected that Bear Creek’s staff will exercise their responsibility to adjust the exploration program, to a greater or lesser degree, in response to the information generated by the program itself.

References and Sources of Information

Printed Sources

Pecho Gutierrez, Victor

1983: Geología de los Cuadrangulos de: Pausa y Caraveli; Boletin No. 37, Instituto Geologico Minero y Metalurgico, Sector Energia y Minas, Republica del Peru. Contains Mapa Geologico del Cuadrangulo de Caraveli, a 1:100,000 scale regional geological map.

Vásquez Estrada, Wilberto

2002: Reporte de Avance — Proyecto Santa Rosa. In-house report for Bear Creek Mining Company.

Internet Sources

Some information concerning the mineral tenure system in Peru was obtained from:

http://www.mem.gob.pe/wmem/legisla/default.asp

Some general information on the geology of Peru was obtained from the Atlas Minería y Energía en el Peru 2001 at:

http://www.mem.gob.pe/wmem/publica/ps/atlasminenergía2001/FRAME_PRINCIPAL.HTM

Persons Consulted

The following employees or members of the management of Bear Creek Mining Company provided much information through conversations during the course of the property visit and at BCMC’s Lima office:

Andrew Swarthout

David F. Volkert

Wilberto Vásquez Estrada

Glossary of Technical Terms

adit	a horizontal passage from the surface into a mine

Review of the Santa Rosa Project, Peru	Page 38 of 71

Ag	silver.

alteration	chemical and mineralogical changes in a rock mass resulting from reaction with hydrothermal fluids or changes in pressure and temperature.

anomalous	adjective describing a sample, location or area at which either (i) the concentration of an element(s) or (ii) a geophysical measurement is significantly different from (generally higher than) the average background concentrations in an area. Though it may not constitute mineralization, an anomalous sample or area may be used as a guide to the possible location of mineralization

anomaly	the geographical area corresponding to anomalous geochemical or geophysical concentrations.

arsenopyrite	an iron, arsenic and sulphur-bearing mineral (FeAsS)

As	arsenic.

assay	an analysis to determine the quantity of one or more elemental components. Usually implies accuracy and precision suitable for use in ore reserve calculations. See also “geochemical analysis”

assay ton	approximately 29.2 grams; a size of sub-sample that is commonly used when analyzing for precious metals

Au	gold.

azurite	a bright blue copper-bearing mineral sometimes found in the oxidized part of copper deposits

background	the modal concentration of an element or typical geophysical response in an area, generally referring to concentrations below some threshold level, above which concentrations are designated as anomalous.

batholith	a large mass of igneous rock, generally with a surface area exceeding 100 square kilometers

bleached	an informal adjective describing rock in which the dark coloured minerals have been removed by alteration processes.

boxwork	where metallic sulphide minerals have been dissolved out of a rock by weathering processes, it is common to see cavities left behind, often outlined by oxide minerals. Clusters of such cavities are called boxworks.

breccia	a rock type with angular fragments of rock of one or more composition(s) surrounded by a matrix rock of another composition and/or texture.

brittle shear	a break in a body of rock that causes two adjacent parts of the body to slide relatively to each other along the plane of the break. The shear is considered brittle if the rock breaks before 5% deformation has taken place.

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chalcedony	a form of quartz in which the crystals are so fine as to not be discernible with the naked eye or low power magnifier

chalcopyrite	a mineral composed of copper, iron, and sulphur (CuFeS2).

conjugate fault set	a set of faults formed at the same time by the same stresses, having two different orientations. The angle between the two orientations is typically in the 60º to 80º range.

continuous chip

sample	a rock sample taken by collecting a series of chips across a measured distance along a rock face. The chips are so closely spaced that there is no gap between them.

crackle breccia	a breccia in which the density of fractures is so great that the rock has a crackled appearance. There is typically less rotation of the fragments than there is in a true breccia.

Cu	copper

detection limit	in chemical analysis, a limit below which the analytical method cannot reliably detect the element being sought.

EM	electromagnetic; in mineral exploration usually refers to a particular type of geophysical survey

epithermal	adjective referring to hydrothermal processes and deposits taking place or formed at comparatively low temperatures in the 50°C to 200°C range, and to mineral deposits formed by such processes.

fault	a fracture in a rock across which there has been displacement.

fracture	a break in a rock, usually along a flat or gently curved surface.

felsic	adjective applied to light-coloured rock-forming minerals and to rocks containing an abundance of such minerals

float	loose fragments of rock found displaced from the outcrop in which they originated

galena	a lead sulphide mineral

geochemical

analysis:	an analysis to determine the quantity of one or more elemental components in some earth material, usually rock, soil or water. Customarily refers to analyses that are accurate enough for the early stages of exploration work but not accurate enough for use in ore reserve calculations. See also “assay”

geophysics;

geophysical survey	a group of techniques that employ instruments to measure electrical, physical,

Review of the Santa Rosa Project, Peru	Page 40 of 71

radiological and other characteristics of rocks in the field, usually in the subsurface. Examples include induced polarization, electromagnetics, gravity and many others.

gneiss	a rock whose textures and mineralogy have changed as a result of it being buried deep within the earth’s crust. One of many types of metamorphic rock

gossan	a rock containing a high proportion of iron oxides, formed as metal-bearing minerals are oxidized and leached away, leaving the iron oxide residue. Colloquially, a gossan is “rusty”

grab sample	a sample of rock selected, not to represent any defined area or volume of rock, but simply to exhibit some specific feature of interest. It may consist of one or more pieces of rock, but any analyses obtained from a grab sample cannot be used to represent anything other than the sample itself, and cannot be used in characterizing the grades of a deposit.

grade	The concentration of an ore metal in a rock sample, given either as weight per cent for base metals (e.g. Cu, Zn, Pb) or in grams per tonne (g/t) or ounces per short ton (oz/t) for gold, silver, and platinum group metals.

gpt, g/t	Grams per tonne (metric tonne, 1,000 kilograms).

granodiorite	a type of igneous rock

hectare	an area totaling 10,000 square meters, e.g., an area 100 meters by 100 meters.

Hg	Mercury.

hydrothermal	adjective applied to hot water, usually from an external source, that interacts with a body of rock, and to the products of that interaction. In some cases hydrothermal fluids interacting with a body of rock produce mineralization.

indicator element	a chemical element that may indicate the presence nearby of another element. For example arsenic, antimony and mercury are commonly present in and near epithermal gold deposits. Early geochemical sampling might detect one or more of the indicator elements but not the gold itself. The presence of the indicator element(s) might induce prospectors to do more sampling and thus discover the gold.

induced

polarization	a geophysical survey that involves the application of an electrical current to a body of rock, via electrodes. The effects of the electrical current are measured and used to make inferences about the mineralogical and physical characteristics of the rock in the subsurface. See also “resistivity”

IP	a common abbreviation for induced polarization

KM, km	kilometer.

mafic	a rock type consisting predominantly of calcium-rich plagioclase feldspar and silicates of iron and magnesium, with little quartz or potassium feldspar.

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malachite	a bright green copper-bearing mineral sometimes found in the oxidized part of copper deposits

Max-min	a horizontal loop electromagnetic (or HLEM) technique to test resistivity and conductivity of rocks.

median	the value of the middle item in a set of data arranged in rank order. Half of the rest of the data set contains values above the median and half contains values below the median.

mineralization	a general term, commonly used to describe minerals of potential value occurring in rocks.

Mo	molybdenum.

molybdenite	a molybdenum sulphide mineral

NSR	net smelter royalty.

ore	a natural occurrence of one or more minerals that may be legally mined and sold at a profit, or from which some part may be profitably separated.

outcrop	an exposure of bedrock at the earth’s surface.

overburden	any natural soil or aggregate material covering bedrock.

Pb	lead.

porphyry	in the context of mineral deposits, a large deposit containing mineralization dispersed throughout the rock. Such deposits are typically mined using open pit, bulk mining methods.

ppb	parts per billion.

ppm	parts per million (l ppm = 1000 ppb = 1 gram/tonne).

pyrite	a mineral composed of iron and sulfur (FeS2).

pyroclastic	a rock made up of fragments ejected from a volcanic vent

quartering	a field method for taking a subset from a sample. The sample material is shoveled into a conical pile, which is then divided into four parts taking vertical divisions centered on the vertical axis of the cone. May be done several times in order to reduce the sub-sample to the desired size.

quartz	a common rock-forming mineral comprised of silicon and oxygen (SiO2)

relict	said of a mineral, texture or structure of an earlier rock that has persisted in a recognizable form even though the rock itself has undergone substantial chemical or physical changes

resistivity	a measurement of the resistance of a body of rock to the flow of electrical current; typically this is one of the parameters measured during an induced polarization survey

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Sb	antimony.

scheelite	a mineral containing calcium, tungsten and oxygen

sheeted veins

or veinlets	a collection of sub-parallel veins or veinlets

silicification	a form of alteration in which quartz or other forms of silicon dioxide are introduced into a rock

stockwork	a three-dimensional network of planar to irregular veinlets

sphalerite	a zinc sulphide mineral

stibnite	an antimony and sulphur-bearing mineral

sub-sample	in a laboratory, the small part of a field sample that is actually subjected to analysis

sulphidation	a term used in the discussion of epithermal precious metal deposits to characterize the sulphide mineral assemblage and the physio-chemical processes that produced it.

sulphide	a mineral characterized by the linkage of sulphur with a metal

syenite	an igneous rock that superficially resembles a granite but contains little or no quartz, an important constituent of true granites

ultramafic	a rock type consisting of almost entirely iron and magnesium silicate minerals with less than 10% calcic plagioclase feldspar and no quartz or potassium feldspar.

UTM	when used in describing a location, refers to an international system of geographic coordinates, given in meters and based on a universal transverse mercator map projection.

vein	a tabular mineral deposit formed in or adjacent to faults or fractures by the deposition of minerals from hydrothermal fluids

veinlet	a small vein; the distinction between vein and veinlet tends to subjective

VLF	very low frequency; refers to the frequency range used in some electromagnetic surveys.

winze	a vertical passageway within a mine that leads downward from a horizontal passage or opening. Unlike a shaft, a winze does not reach the surface.

Zn	zinc

Geological Time Scale

Review of the Santa Rosa Project, Peru	Page 43 of 71

The following is a cursory listing of the geological time scale, for reference regarding any mention of geological ages within this report.

		approximate	approximate
Era	Epoch	beginning	ending

million years before present
Cenozoic	Quaternary Pliocene Miocene Oligocene Eocene Paleocene	2.0 5.1 24.6 38.0 54.9 65	0.01 2.0 5.1 24.6 38.0 54.9

Mesozoic	Cretaceous Jurassic Triassic	144 213 248	65 144 213

Paleozoic	Permian Pennsylvanian Mississippian Devonian Silurian Ordovician Cambrian	286 320 360 408 438 505 590	248 286 320 360 408 438 505

Precambrian			590

Certificate of Author

I, Peter Arthur Ronning, P.Eng. of RR 6, 1450 Davidson Road, Gibsons, B.C., V0N 1V6, hereby certify that:

1.     I am a consulting geological engineer, doing business under the registered name New Caledonian Geological Consulting.

2.     I am a member in good standing of the Association of Professional Engineers and Geoscientists of British Columbia, Registration Number 16,883.

3.     I am a graduate of the University of British Columbia in geological engineering, with the degree of B.A.Sc. granted in 1973.

4.     I am a graduate of Queen’s University in Kingston, Ontario, with the degree of M.Sc. (applied) in geology granted in 1983.

5.     I am the author of the report entitled “Review of the Santa Rosa Project, Peru” and dated 1 August 2002. I have read National Instrument 43-101 and Form 43-101F1, and the technical report has been prepared in compliance with those documents.

6.     I have worked as a geologist and latterly as a Professional Engineer in the field of mineral exploration since 1973, in many parts North and South America. As a result of my experience and training I am a qualified person with respect to the Santa Rosa project.

Review of the Santa Rosa Project, Peru	Page 44 of 71

7.     I visited the Santa Rosa Project on the 16th and 17th of June 2002. During the visit I examined many of the mineral occurrences described in this report and collected sixteen rock samples.

8.     The conclusions expressed in this report relating to geological and exploration issues are professional opinions, based upon my own geological field work, information compiled from other sources, and my professional experience. I am not aware of any material fact or material change with respect to the subject matter of the technical report that is not reflected in said report, the failure to disclose which makes the technical report misleading.

9.     Having undertaken reasonable due diligence, and believing the information I have used to be correct, I nevertheless cannot guarantee the accuracy of information that I did not originate.

(certificate continues on next page)

10.     Statements made in this report relating to mineral titles, permitting and regulatory matters rely on information obtained from the responsible government sources in Peru and from persons active in the mineral exploration industry there. While I am generally knowledgeable concerning the regulations governing mineral titles and exploration activities in Peru I am not a legal or regulatory professional. The information in the report concerning these regulatory matters is provided for the convenience of the reader but is not a professional opinion.

11.     Statements made in this report relating to legal agreements are based upon my own reading of those agreements. I am not a legal professional. The information in the report concerning legal matters is provided for the convenience of the reader but is not a professional opinion.

12.     Except as herein noted, I neither own, control, nor expect to receive a beneficial interest in the Santa Rosa property, nor in any entity whose value one could reasonably expect to be affected by the conclusions expressed in the report. This includes EVEolution Ventures Inc., Peru Exploration Ventures LLP, Bear Creek Mining Company Limited and their subsidiaries or associated companies. I may inadvertently be the beneficial owner of an interest in any publicly traded company through participation in mutual funds over whose portfolios I have no control.

13.     I authorize EVEolution Ventures Inc. to use this report for any lawful purpose. In particular, the report and my name may be used in the fulfillment of relevant reporting and disclosure requirements of any stock exchange or securities regulator that recognizes my professional qualifications. Should it be necessary to use abridgments of or excerpts from the report such abridgments or excerpts must be made so as to retain their original meaning and context. All reasonable efforts must be made to allow me to approve such abridgments or excerpts. I waive my right of approval in cases where it is impossible to comply as a result of my own unavailability within a reasonable period of time.

14.     A copy of this report is submitted as a computer readable file in Adobe Acrobatâ PDFâ format. The requirements of electronic filing necessitate submitting the report as an unlocked, editable file. I accept no responsibility for any changes made to the computer file after it leaves my control.

Peter A. Ronning, P.Eng.
01 August 2002

Appendix 1: Descriptions and Analytical Results, BCMC Samples

Review of the Santa Rosa Project, Peru	Page 45 of 71

The analytical results on the following pages are printed from an electronic data base provided by Bear Creek Mining Company. It is not practical to include copies of original printed analytical certificates. The following table presents a list of the original certificates. Photocopies are on file with P. A. Ronning and the originals are on file with BCMC.

Analytical Certificates

Certificate Number	Laboratory	Elements Analyzed	Samples Included	Quantity

A0213039	ALS Chemex	Au, multi	19652 to 19682	31
A0213594	ALS Chemex	Ag, Pb	19652, 55, 56, 58, 60, 65, 67, 68, 75, 78	10
AM12413	ALS Chemex	Au screen	19653, 54, 56, 68, 79	5
A0215195	ALS Chemex	Au, Ag, Cu, Au screen	19703 to 19746	44
LI13051	ALS Chemex	Au screen	19705, 07, 09, 12, 15, 39, 42, 44, 45	9
A0216916	ALS Chemex	Au, multi	19801 to 19808	8
A0131136	ALS Chemex	Au, multi	1121201 to 1121207; 1121401, 1121701 to 1121705; 1121801 to 1121804	17
A0210340	ALS Chemex	Ag, Pb	1121704, 1121801, 1121802	3

Analytical Results

					Au	Au	Au		Ag
				Au	ppb	gpt	Total	Ag	gpt
SAMPLE	EAST	NORTH	DESCRIPTION	ppb	rerun	rerun	gpt	ppm	rerun

19652	702302.00	8269962.00	"veta, N25E-61SE,	28800				15.40
			0.20 - 0.35 m,
			formado por
			qtz.rellenando
			fracturas.Ox. De
			Fe. en fracturas,
			venillas y
			oquedades.Cajas
			debil "
19653	701889.00	8269203.00	"Veta en	1260			0.96	2.20
			operacion,N21 -25
			E,Bz. casi vertical
			,ancho variable
			0.50 m
			promedio,ancho de
			labor 1.10
			,longitud
			40metros.Igual al
			anterior."

[Additional columns below]

[Continued from above table, first column(s) repeated]

		As	B	Ba	Be	Bi		Cd	Co
SAMPLE	Al%	ppm	ppm	ppm	ppm	ppm	Ca%	ppm	ppm

19652	0.67	1160	-10	40	-0.50	2	3.73	22.00	12

19653	0.31	212	-10	30	0.50	-2	0.39	4.50	2

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cr	Cu		Ga	Hg		La		Mn	Mo		Ni
SAMPLE	ppm	ppm	Fe%	ppm	ppm	K%	ppm	Mg%	ppm	ppm	Na%	ppm

19652	118	1610	5.27	-10	3	0.08	-10	0.30	380	28	0.05	16

19653	97	146	5.53	-10	-1	0.24	-10	0.02	35	4	0.06	8

[Additional columns below]

[Continued from above table, first column(s) repeated]

	P	Pb			Sb	Sc	Sr		Tl	U	V	W	Zn
SAMPLE	ppm	ppm	Pb%	S%	ppm	ppm	ppm	Ti%	ppm	ppm	ppm	ppm	ppm

19652	570	10000	1.66	2.96	6	1	49	-0.01	-10	-10	206	-10	2290

19653	880	786		0.70	18	2	81	-0.01	-10	-10	20	-10	586

Review of the Santa Rosa Project, Peru	Page 46 of 71

					Au	Au	Au		Ag
				Au	ppb	gpt	Total	Ag	gpt
SAMPLE	EAST	NORTH	DESCRIPTION	ppb	rerun	rerun	gpt	ppm	rerun

19654	701889.00	8269203.00	".Rumbo de la veta	540			0.60	1.00
			N21E,bz.casi
			vertical.Igual a
			muestra 19653.Se
			tomo muestra de
			caja mas veta."
19655	701868.00	8269166.00	"Rumbo de veta	14900				43.20
			N21E, bz. casi
			vertical. Muestra
			tomada en pique de
			3-4metros sobre
			veta.qtz. Con
			oxidos de
			fierro.Frente
			izquierdo."
19656	701868.00	8269166.00	Igual al	100000		230.10	294.00	100.00	712.00
			anterior.Muestra
			tomada en el frente
			derecho.
19657	701691.00	8268902.00	Veta de 0.80 m. de	33800				76.00
			potencia de rumbo E
			- W. La veta en su
			mayor longitud
			tiene un rumbo N
			21`E. Probable zona
			de falla.
19658	701691.00	8268902.00	Muestra tomada en	100000		176.80		100.00	360.00
			pique de 2.5 -
			3metros de
			profundidad sobre
			veta.Igual al
			anterior. Zona de
			bonanza.
19659	701686.00	8268893.00	"Muestra de veta	11000				31.40
			mas cajas 0.80m .Ox
			de Fe en fract y
			venillas ,oquedades
			y tinendo la
			roca.Esporadico
			OxCu. Yeso en
			fract. , venillas."
19660	701570.00	8268890.00	"Veta de rumbo E -	32400				100.00	293.00
			W, potencia 0.40 -
			0.50 m,fuerte
			fract. Cajas
			sericitizadas muy
			debil a moderado.
			Ferromag. Alt. A
			clorita."
19661	700870.00	8269960.00	"Se observo oro	8970				7.60
			libre. Roca
			encajonante diorita
			?.Rbo N 60
			E,vertical,
			potencia 0.40
			m,qtz.con Ox de Fe
			en fract y oqued."

[Additional columns below]

[Continued from above table, first column(s) repeated]

		As	B	Ba	Be	Bi		Cd	Co
SAMPLE	Al%	ppm	ppm	ppm	ppm	ppm	Ca%	ppm	ppm

19654	0.58	128	-10	40	0.50	-2	0.66	5.00	5

19655	0.05	424	-10	50	-0.50	-2	0.27	0.50	-1

19656	0.03	1720	-10	10	-0.50	4	0.32	12.50	-1

19657	0.29	1190	-10	30	1.00	10	1.29	2.00	-1

19658	0.06	1705	-10	70	-0.50	2	0.46	5.50	-1

19659	0.16	466	-10	10	-0.50	6	3.52	3.50	-1

19660	0.25	3380	-10	20	-0.50	6	0.13	4.50	-1

19661	0.25	3760	-10	30	-0.50	-2	0.67	31.50	3

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cr	Cu		Ga	Hg		La		Mn	Mo		Ni
SAMPLE	ppm	ppm	Fe%	ppm	ppm	K%	ppm	Mg%	ppm	ppm	Na%	ppm

19654	92	152	5.62	-10	-1	0.36	-10	0.06	90	4	0.09	10

19655	121	194	3.11	-10	9	0.31	-10	-0.01	10	5	0.05	5

19656	109	248	4.97	-10	22	0.30	-10	0.01	15	6	0.05	3

19657	78	250	11.15	-10	1	0.46	-10	0.10	115	37	0.13	4

19658	115	262	4.88	-10	36	0.33	-10	0.01	40	7	0.04	4

19659	132	153	3.65	-10	3	0.30	-10	0.04	20	5	0.06	6

19660	68	933	11.60	-10	95	0.44	-10	0.03	55	151	0.45	1

19661	124	227	3.28	-10	7	0.12	-10	0.08	260	6	0.04	10

[Additional columns below]

[Continued from above table, first column(s) repeated]

	P	Pb			Sb	Sc	Sr		Tl	U	V	W	Zn
SAMPLE	ppm	ppm	Pb%	S%	ppm	ppm	ppm	Ti%	ppm	ppm	ppm	ppm	ppm

19654	1230	336		0.89	16	6	138	-0.01	-10	-10	32	-10	698

19655	240	10000	1.13	1.17	216	-1	5	-0.01	-10	-10	5	-10	138

19656	420	10000	21.9	4.81	582	-1	33	-0.01	-10	-10	15	10	142

19657	680	9330		2.28	60	6	14	-0.01	-10	10	61	-10	336

19658	1240	10000	7.28	2.74	606	-1	65	-0.01	-10	-10	8	-10	96

19659	510	1640		3.46	54	1	16	-0.01	-10	-10	15	-10	566

19660	200	10000	5.71	4.43	1600	-1	52	-0.01	-10	-10	15	-10	478

19661	200	776		0.20	18	1	49	-0.01	-10	-10	10	-10	2080

Review of the Santa Rosa Project, Peru	Page 47 of 71

					Au	Au	Au		Ag
				Au	ppb	gpt	Total	Ag	gpt
SAMPLE	EAST	NORTH	DESCRIPTION	ppb	rerun	rerun	gpt	ppm	rerun

19662	701021.00	8270020.00	"Veta de rumbo	11000				41.40
			N42E,Vertical,
			ancho 0.35 - 0.45
			m, qtz. Masivo y
			cristalizado. Yeso
			en fracturas y
			oquedades con Ox de
			Fe."
19663	701050.00	8269960.00	"Veta de rumbo N11	17800				15.20
			E,bz. 80NW.,
			potencia 0.10
			-0.15m. Fuertemente
			fracturado.Ox de Fe
			en fract., venillas
			y tinendo la roca."
19665	701979.00	8270293.00	"Veta de qtz,rbo N	6790				100.00	469.00
			86 E,bz.,23N, de
			0.25m de ancho.Ox.
			De Fe en fract.,
			Yeso en fract.cajas
			estan sericitizadas
			principalmente."
19666	702154.00	8269900.00	"Veta de qtz. De	23900				8.60
			rumbo N 60 W,
			bz.,81NE, de 0.40 -
			0.80 m., de
			potencia.Se observa
			oro nativo. Igual
			al anterior."
19667	702123.00	8269951.00	"Veta de rumbo N 63	10200				100.00	315.00
			E, bz. Casi
			vertical. De 0.30 -
			0.50 de
			potenciaIgual al
			anterior."
19668	702013.00	8269649.00	"Veta de qtz. De	30200			32.80	100.00	269.00
			2.0 m.,de ancho,rbo
			N 32
			E,Vertical,labor de
			espanoles.Existe
			una galeria de 8 -
			10m. Ox de Fe en
			fracturas.Yeso"
19669	701969.00	8269525.00	"Veta de 1.0 m. de	2790				4.80
			ancho, rbo N 28 E,
			bz. 60 SE,labor
			antgua,chimenea,
			Qtz. Masivo y
			cristalizado con
			oxidos de fierro."

[Additional columns below]

[Continued from above table, first column(s) repeated]

		As	B	Ba	Be	Bi		Cd	Co
SAMPLE	Al%	ppm	ppm	ppm	ppm	ppm	Ca%	ppm	ppm

19662	0.40	716	-10	10	0.50	-2	0.17	15.00	5

19663	1.16	1750	10	50	1.00	-2	0.98	66.50	6

19665	0.08	268	-10	50	-0.50	674	3.20	0.50	-1

19666	1.01	22	20	-10	-0.50	10	0.19	-0.50	145

19667	0.09	132	-10	10	-0.50	-2	0.65	2.00	5

19668	0.15	376	-10	10	-0.50	16	6.37	11.50	-1

19669	0.10	38	-10	10	-0.50	-2	0.82	6.00	5

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cr	Cu		Ga	Hg		La		Mn	Mo		Ni
SAMPLE	ppm	ppm	Fe%	ppm	ppm	K%	ppm	Mg%	ppm	ppm	Na%	ppm

19662	116	723	3.82	-10	5	0.10	-10	0.08	250	10	0.03	8

19663	78	509	12.75	10	-1	0.09	-10	0.16	540	33	0.04	13

19665	99	641	5.80	-10	13	0.25	-10	0.01	25	33	0.13	4

19666	311	4270	10.70	-10	-1	0.03	-10	0.91	145	111	0.06	72

19667	96	2170	3.24	-10	11	0.01	-10	-0.01	140	116	0.07	5

19668	83	1510	5.14	-10	13	0.53	-10	0.01	20	9	0.16	4

19669	141	282	0.98	-10	2	0.07	-10	0.02	150	7	0.04	8

[Additional columns below]

[Continued from above table, first column(s) repeated]

	P	Pb			Sb	Sc	Sr		Tl	U	V	W	Zn
SAMPLE	ppm	ppm	Pb%	S%	ppm	ppm	ppm	Ti%	ppm	ppm	ppm	ppm	ppm

19662	200	1210		0.06	228	1	8	-0.01	-10	-10	20	-10	2130

19663	580	2840		0.15	28	14	44	-0.01	-10	-10	109	-10	3240

19665	540	10000	14.3	3.55	458	-1	130	-0.01	-10	10	12	-10	66

19666	150	288		0.07	-2	8	16	-0.01	-10	-10	91	-10	16

19667	140	10000	11.25	0.84	78	-1	1535	-0.01	-10	-10	6	-10	182

19668	450	10000	11.65	7.89	326	-1	373	-0.01	-10	-10	20	10	200

19669	30	402		0.43	62	-1	9	-0.01	-10	-10	2	-10	176

Review of the Santa Rosa Project, Peru	Page 48 of 71

					Au	Au	Au		Ag
				Au	ppb	gpt	Total	Ag	gpt
SAMPLE	EAST	NORTH	DESCRIPTION	ppb	rerun	rerun	gpt	ppm	rerun

19670	701969.00	8269525.00	"Pique sobre veta	19600				11.80
			(19669),ancho varia
			entre 0.30 - 080
			m., hematita ,yeso
			en fracturas.Igual
			al anterior."
19671	702114.00	8269491.00	"Veta de qtz., de	1460	1410			7.00
			0.20 m de ancho, de
			rumbo S 42 W,Casi
			vertical. OxCu
			(brocantita)
			asociado al yeso y
			los oxidos de
			fierro."
19672	702151.00	8269521.00	"Veta de qtz., de	7480				7.20
			0.25 - 0.35 m.de
			ancho,rbo S34W,
			vertical,formado
			por qtz. Mass y
			cristal,Poroso en
			tramos. Ox de Fe-
			yeso"
19673	702181.00	8269601.00	"Veta de qtz. De	5920				24.60
			0.80 - 1.0 m. de
			ancho.Rbo N 34 E
			,vertical,Existe
			una labor de 10m de
			prof. Qtz con
			oxidos de fierro,
			yeso en fract."
19674	702230.00	8269550.00	"Veta de qtz, 0.10	21100				17.60
			0.15 m de ancho,
			rbo N 46 E,
			vertical. Existe
			una labor de 15
			m.de profundidad
			,probable
			espanol.Igual
			anterior."
19675	701914.00	8269430.00	"Muestra cajas mas	14300				100.00	134.00
			veta, potencia
			total 1 - 1.20m.
			Rumbo N 30 E,
			bz.vertical.Existen
			labores de 5m. De
			profundidad Ox Fe y
			Yeso."
19676	702594.00	8269229.00	"Veta de qtz. De	82500				18.20
			0.20 - 0.30 m
			ancho,Rbo S 40 W,
			bz.64 NW,labor de
			espanoles ?,tiene
			10m de
			profundidad.Ox Fe y
			Ox Cu."

[Additional columns below]

[Continued from above table, first column(s) repeated]

		As	B	Ba	Be	Bi		Cd	Co
SAMPLE	Al%	ppm	ppm	ppm	ppm	ppm	Ca%	ppm	ppm

19670	-0.01	94	-10	40	-0.50	6	0.69	-0.50	-1

19671	0.09	216	-10	40	-0.50	4	2.92	0.50	3

19672	0.10	204	-10	10	-0.50	6	6.37	2.50	-1

19673	0.23	148	-10	-10	-0.50	4	3.34	6.00	-1

19674	0.28	38	-10	-10	-0.50	2	3.29	3.50	3

19675	0.16	564	-10	40	-0.50	-2	1.89	1.50	-1

19676	0.33	116	-10	-10	-0.50	16	3.28	0.50	3

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cr	Cu		Ga	Hg		La		Mn	Mo		Ni
SAMPLE	ppm	ppm	Fe%	ppm	ppm	K%	ppm	Mg%	ppm	ppm	Na%	ppm

19670	134	142	2.20	-10	2	0.21	-10	-0.01	10	3	0.03	6

19671	98	298	3.92	-10	1	0.05	-10	0.01	100	14	0.04	5

19672	97	114	6.44	-10	-1	0.11	-10	0.01	15	7	0.08	6

19673	116	557	4.88	-10	5	0.15	-10	0.01	15	12	0.03	5

19674	114	735	4.18	-10	2	0.07	-10	0.09	55	5	0.04	6

19675	100	724	5.09	-10	7	0.44	-10	0.02	25	10	0.13	5

19676	156	1085	6.91	-10	-1	0.12	-10	0.13	50	6	0.08	9

[Additional columns below]

[Continued from above table, first column(s) repeated]

	P	Pb			Sb	Sc	Sr		Tl	U	V	W	Zn
SAMPLE	ppm	ppm	Pb%	S%	ppm	ppm	ppm	Ti%	ppm	ppm	ppm	ppm	ppm

19670	20	1270		0.97	170	-1	2	-0.01	-10	-10	2	-10	6

19671	180	2880		2.47	8	-1	53	-0.01	-10	-10	4	-10	72

19672	510	1225		5.55	8	-1	45	-0.01	-10	-10	30	10	392

19673	200	8370		2.96	8	-1	69	-0.01	-10	-10	13	-10	460

19674	100	2980		2.62	4	-1	33	-0.01	-10	-10	18	-10	96

19675	340	10000	4.51	3.51	110	-1	44	-0.01	-10	-10	9	-10	176

19676	220	988		2.89	-2	-1	92	0.01	-10	-10	22	10	20

Review of the Santa Rosa Project, Peru	Page 49 of 71

					Au	Au	Au		Ag
				Au	ppb	gpt	Total	Ag	gpt
SAMPLE	EAST	NORTH	DESCRIPTION	ppb	rerun	rerun	gpt	ppm	rerun

19677	702388.00	8269096.00	"Veta de rumbo N 42	24400				75.80
			E , bz. Vertical ,
			potencia 0.20 -
			0.30 m.Igual al
			anterior."
19678	702323.00	8269143.00	"Veta de qtz. De	82800				100.00	144.00
			0.30 - 0.50 m de
			ancho,labor de
			espanoles, sobre
			veta 10m de
			corrida. Rumbo N 37
			E,
			bz.vertical.Igual
			anterior."
19680	702649.00	8272370.00	" Veta de qtz. Con	4460	4822			0.80
			oxFe, venillas de
			qtz paralelo al
			rumbo de 0.01 -
			0.05 m ,rumbo N 8 E
			, bz. 26 SW, 0.15 -
			0.20 de ancho.."
19681	703083.00	8272402.00	"Veta de qtz., de	188				-0.20
			0.10 - 0.15 m de
			ancho, rbo N 60 E,
			bz. 26 NW. Ox de Fe
			en fract y venillas
			a lo largo del
			rumbo y en oqued."
19682	703101.00	8272395.00	"Veta de qtz. De	72700	73020			82.80
			0.15 - 0.30 m. de
			ancho,trabajos de
			informales,Rbo N 74
			E, bz. 40 NW. Se ve
			oro libre. Ox Fe en
			fract y venillas."
19703	701691.00	8268902.00	"Veta de qtz de	100000		108.30		100.00	252.00
			0.30 a 1.20m de
			ancho.Rumbo N 21 E,
			bz. 68 SE. qtz. Con
			ox de Fe. Cajas
			fte. Sericita
			(bx)-Tonalita."
19704	701686.00	8268893.00	"Veta de qtz,1.40m	12100				24.00
			de ancho Rumbo N 35
			E,casi vertical.
			Formado por qtz.
			Con ox. De Fe,
			sericita.Pirita
			cristalizada
			esporad."

[Additional columns below]

[Continued from above table, first column(s) repeated]

		As	B	Ba	Be	Bi		Cd	Co
SAMPLE	Al%	ppm	ppm	ppm	ppm	ppm	Ca%	ppm	ppm

19677	0.55	70	-10	10	-0.50	-2	0.76	17.00	6

19678	0.34	432	-10	30	-0.50	2	2.36	8.00	-1

19680	0.37	136	20	10	0.50	6	0.36	-0.50	48

19681	0.52	56	-10	380	-0.50	-2	5.09	0.50	19

19682	0.76	302	-10	10	-0.50	142	4.71	-0.50	36

19703

19704

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cr	Cu		Ga	Hg		La		Mn	Mo		Ni
SAMPLE	ppm	ppm	Fe%	ppm	ppm	K%	ppm	Mg%	ppm	ppm	Na%	ppm

19677	166	1660	2.80	-10	6	0.08	-10	0.24	190	19	0.07	12

19678	66	1190	7.19	-10	8	0.37	-10	0.05	15	5	0.12	3

19680	123	41	7.74	-10	-1	0.08	-10	0.13	330	22	0.07	34

19681	59	117	4.51	20	1	0.20	-10	2.01	1130	1	0.03	19

19682	79	1510	10.00	-10	-1	0.13	-10	0.34	450	22	0.56	10

19703

19704

[Additional columns below]

[Continued from above table, first column(s) repeated]

	P	Pb			Sb	Sc	Sr		Tl	U	V	W	Zn
SAMPLE	ppm	ppm	Pb%	S%	ppm	ppm	ppm	Ti%	ppm	ppm	ppm	ppm	ppm

19677	170	9870		0.40	10	1	41	-0.01	-10	-10	16	-10	302

19678	930	10000	7.53	4.47	40	-1	353	-0.01	-10	-10	16	10	846

19680	660	766		0.38	-2	4	81	-0.01	-10	-10	30	-10	58

19681	330	64		0.05	2	6	83	-0.01	-10	-10	61	-10	68

19682	390	630		6.57	-2	3	130	-0.01	-10	-10	27	10	36

19703

19704

Review of the Santa Rosa Project, Peru	Page 50 of 71

					Au	Au	Au		Ag
				Au	ppb	gpt	Total	Ag	gpt
SAMPLE	EAST	NORTH	DESCRIPTION	ppb	rerun	rerun	gpt	ppm	rerun	Al%

19705	701686.00	8268893.00	"Igual al	3860			3.23	9.00
			anterior.Rumbo N
			250, Sub-vertical ,
			de 1.65 m de
			ancho."
19706	701607.00	8268761.00	"Veta de qtz. De	7090				100.00	294.00
			1.20m de ancho
			Rumbo N 45 E, Bz.
			64 SE.Formado por
			cuarzo, sericita
			con ox. De
			Fe.Venilla de
			galena de 0,05m."
19707	701594.00	8268750.00	"Veta de qtz. De	25800			25.70	100.00	217.00
			0,30m y de caja
			0.20m,la muestra
			incluye todo el
			ancho. Rumbo N
			228,Bz 76 SE con ox
			de Fe en fracturas,
			venillas."
19708	701889.00	8269203.00	"Veta de qtz. De	7360				31.00
			1.0m de ancho.Rbo N
			22 E, Bz 84 SE,
			qtz, sericita,
			caolin y oxidos de
			fierro. La muestra
			se tomo solo de
			0.30m."
19709	701889.00	8269203.00	"Se tomo la muestra	3310			3.28	8.00
			veta +caja 0.30 +
			0.60(caja),formado
			por qtz, pirita
			asociados a
			siderita?,calcita,se
			ricita y Ox. De
			Fe."
19710	701965.00	8269445.00	"Veta de	18400				38.00
			qtz.,sericita
			calcita, siderita,
			yeso en fracturas
			con Ox. De Fe.,
			galena y pirita
			diss.Ancho 0.30m.
			Rumbo N 28 E, bz.
			63 SE."
19711	702209.00	8269483.00	"Igual al	1680				67.00
			anterior.N 50 E,
			bz. Vertical, 0.20m
			de
			ancho(split),qtz,
			ser,sid?,probable
			adul?, calc,Ox de
			Cu asociado a Ox de
			Fe."
19712	702231.00	8269545.00	"Igual al anterior,	2590			2.78	9.00
			N55E - 84 SE,qz
			crist y mass,oxFe
			jar-goet-hem en
			oqued y fract,oxCu
			en oqued,yeso en
			fis,oxMn en
			oqued,rem py."

[Additional columns below]

[Continued from above table, first column(s) repeated]

	As	B	Ba	Be	Bi		Cd	Co	Cr
SAMPLE	ppm	ppm	ppm	ppm	ppm	Ca%	ppm	ppm	ppm

19705

19706

19707

19708

19709

19710

19711

19712

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cu		Ga	Hg		La		Mn	Mo		Ni	P
SAMPLE	ppm	Fe%	ppm	ppm	K%	ppm	Mg%	ppm	ppm	Na%	ppm	ppm

19705

19706

19707

19708

19709

19710

19711

19712

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Pb			Sb	Sc	Sr		Tl	U	V	W
SAMPLE	ppm	Pb%	S%	ppm	ppm	ppm	Ti%	ppm	ppm	ppm	ppm

19705

19706

19707

19708

19709

19710

19711

19712

Review of the Santa Rosa Project, Peru	Page 51 of 71

					Au	Au	Au		Ag
				Au	ppb	gpt	Total	Ag	gpt
SAMPLE	EAST	NORTH	DESCRIPTION	ppb	rerun	rerun	gpt	ppm	rerun	Al%

19713	702554.00	8270323.00	"veta,N48E-47NW-0.40	210	200			13.00
			m,2 vet adic de
			0.40 m que hacen
			una estruct 1.80
			m,qz-yeso-oxFe(hem-g
			oet-jar),py parc
			oxid,qz mass
			crist-por"
19714	702564.00	8270555.00	"veta,N19E-sbvert-1	30				-1.00
			20 m,0.60 m qz mass
			y 0.60 band qz con
			ser(shear zone),qz
			lech-hial,py
			oxid,jar-goet-hem,se
			r,oxMn."
19718	703204.00	8272448.00	"veta,N64E-22NW-0.02	5740				2.00
			a 0.10
			m,qz-py-sph,oxFe,jar
			-goet-hem."
19719	703083.00	8272402.00	"Vt,N78-36NW-0.15	9910				12.00
			m,id 19681,qz crist y
			mass,py-sph,adul?,cp
			y,oxFe en
			fis-oqued,oxCu en
			caj,oro libre
			gr,cal.Mtra inclu
			0.40 m rx cj"
19720	703101.00	8272395.00	"veta,id 19682,0.15	100000		103.75		22.00
			a 0.25 m
			ancho,jar-goet-hem,
			cal en fis y
			oqued,cerusita?"
19722	701223.00	8268290.00	"veta,N30-74SE-0.30	2020				100.00	214.00
			m,qz hial y qz gris
			en band,py-marc
			diss,en di,rx cj
			argil con ser ."
19723	701194.00	8268268.00	"veta,N40-69SE-0.02	450				4.00
			a 0.10 m,qz hial y
			qz gris en band,dol
			sid? En band,py
			diss,en di qz,rx cj
			argil con ser ."
19724	701291.00	8268358.00	"veta,N24-88SE-0.15	4110				100.00	186.00
			a 0.25 m,qz hial-qz
			lech y qz gris en
			band,band de
			py-asp,py diss en
			qz hial y gris,en
			di qz"

[Additional columns below]

[Continued from above table, first column(s) repeated]

	As	B	Ba	Be	Bi		Cd	Co	Cr
SAMPLE	ppm	ppm	ppm	ppm	ppm	Ca%	ppm	ppm	ppm

19713

19714

19718

19719

19720

19722

19723

19724

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cu		Ga	Hg		La		Mn	Mo		Ni	P
SAMPLE	ppm	Fe%	ppm	ppm	K%	ppm	Mg%	ppm	ppm	Na%	ppm	ppm

19713

19714

19718

19719

19720

19722

19723

19724

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Pb			Sb	Sc	Sr		Tl	U	V	W
SAMPLE	ppm	Pb%	S%	ppm	ppm	ppm	Ti%	ppm	ppm	ppm	ppm

19713

19714

19718

19719

19720

19722

19723

19724

Review of the Santa Rosa Project, Peru	Page 52 of 71

					Au	Au	Au		Ag
				Au	ppb	gpt	Total	Ag	gpt
SAMPLE	EAST	NORTH	DESCRIPTION	ppb	rerun	rerun	gpt	ppm	rerun	Al%

19725	702321.00	8268862.00	"veta,N48-sbvt-0.50	610				8.00
			m,qz hial
			crist,estruc
			band,int
			oxid,hem-jar,py
			rem,ser gr y fn,en
			and"
19726	701844.00	8269599.00	"veta,N42,sbvt,0.15	6030				9.00
			m,qz lech y
			hial,oxFe
			jar-goet,deb py"
19730	701979.00	8270293.00	"veta,N290-40NE-0.10	8920				100.00	212.00
			a 1.0 m,id
			19665,qz-ser-oxFe,ja
			r,jsp,goet-hem"
19731	702190.00	8269964.00	"veta,N304-68NE-0.10	28900				3.00
			a 0.20 m,incluye
			rx cj
			ser,qz-oxFe,py
			oxid,oxCu en fis,en
			and clorit.En pique
			de 2 m"
19732	702154.00	8269900.00	"veta,N53-sbvt-0.30	9070				7.00
			m,id 19666,mta
			incluye rx cj es
			0.15 m en piso y
			techo,qz lech-hial
			co jar-goet-hem,rx
			cj ser con qz"
19733	702013.00	8269649.00	"veta,N24-sbvt-0.80	970				3.00
			m,id 19668,qz mass
			y crist,oxFe en fis
			y oqued,rx cj ser"
19734	701969.00	8269525.00	"veta,N36-70SE-0.70	3820				3.00
			m,id 19669 y
			19670,qz lech y
			hial,oxFe en fis y
			oqued,Mta en pique
			a 3 m prof y 15 m
			tunel,oxCu en rx
			cj"
19735	701792.00	8269660.00	"veta,N40-sbvt-0.35	100000		123.40		100.00	245.00
			m,qz,jar-goet-hem,qz
			hial mass y
			crist,gal en vet y
			oqued,deb
			py,oxCu,rx cj silic
			y ser"
19736	701969.00	8269525.00	"veta,N36-70SE-0.70	7290				55.00
			m,id 19669 y
			19670,qz lech y
			hial,oxFe en fis y
			oqued,Mta en pique
			a 3 m prof y 15 m
			tunel,oxCu en rx
			cj"

[Additional columns below]

[Continued from above table, first column(s) repeated]

	As	B	Ba	Be	Bi		Cd	Co	Cr
SAMPLE	ppm	ppm	ppm	ppm	ppm	Ca%	ppm	ppm	ppm

19725

19726

19730

19731

19732

19733

19734

19735

19736

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cu		Ga	Hg		La		Mn	Mo		Ni	P
SAMPLE	ppm	Fe%	ppm	ppm	K%	ppm	Mg%	ppm	ppm	Na%	ppm	ppm

19725

19726

19730

19731

19732

19733

19734

19735

19736

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Pb			Sb	Sc	Sr		Tl	U	V	W
SAMPLE	ppm	Pb%	S%	ppm	ppm	ppm	Ti%	ppm	ppm	ppm	ppm

19725

19726

19730

19731

19732

19733

19734

19735

19736

Review of the Santa Rosa Project, Peru	Page 53 of 71

					Au	Au	Au		Ag
				Au	ppb	gpt	Total	Ag	gpt
SAMPLE	EAST	NORTH	DESCRIPTION	ppb	rerun	rerun	gpt	ppm	rerun	Al%

19737	702008.00	8269621.00	"veta,id	30400				100.00	190.00
			19668,estruc de
			1.60 m con band de
			qz de 0.15 m con
			band de ser-qz-oxFe
			de 0.10 m
			altern,py-asp en
			diss gr en las vet
			de qz"
19751	701725.00	8269876.00	"veta,N15-76SE-0.05	7760				19.00
			m,pred jar con qz
			hial,frg-ckl,rem
			gn,geod con Xl
			jar-qz,deb oxCu,en
			Gns"
19752	701684.00	8270027.00	"veta,N20-80SE-0.10	13200				61.00
			m,qz hial,hem
			despues py con
			jar,rem gn,int
			frac-ckl"
19753	701757.00	8270202.00	"veta,N42-78SE-0.05	25600	26900			9.00
			a 0.20 m,qz hial
			mod frac,hem-jar en
			fis y pocas
			oqued,bnd qz hial
			gr con bxwk py,en
			and con deb-mod
			arg"
19754	701759.00	8270251.00	"veta,N62-sbvt-0.10	620				16.00
			a 0.20 m,qz hial
			mas,deb fr,hem-jar
			en fis y cav.Oro
			visible"
19755	701763.00	8270246.00	"veta,N84-sbvt-0.10	1690				100.00	113.00
			a 0.25 m,split de
			19754"
19756	702117.00	8270373.00	"veta,N65-55NW-0.15	2200				100.00	110.00
			a 0.30 m,bnd qz
			hial-ca(sid?)-jar,qz
			con ton roj por
			hem,bnd ser"
19757	702195.00	8269627.00	"veta,N32-78SE-0.20	4010				3.00
			m,bnd qz hial mas
			deb fr con jar en
			fis,qz gr con
			geo,ser-qz con bxwk
			py,pred jar-hem,en
			and con gyp en halo
			alt"
19758	702236.00	8269788.00	"veta,N22-80SE-0.05	3610				100.00	219.00
			a 0.25 m,bnd altern
			ca(sid)-jar hem-qz
			hial-gyp(oxCu),qz
			ferrug,gn mas
			coloid en bnd qz
			hial gr,ser en qz"

[Additional columns below]

[Continued from above table, first column(s) repeated]

	As	B	Ba	Be	Bi		Cd	Co	Cr
SAMPLE	ppm	ppm	ppm	ppm	ppm	Ca%	ppm	ppm	ppm

19737

19751

19752

19753

19754

19755

19756

19757

19758

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cu		Ga	Hg		La		Mn	Mo		Ni	P
SAMPLE	ppm	Fe%	ppm	ppm	K%	ppm	Mg%	ppm	ppm	Na%	ppm	ppm

19737

19751	80

19752	0

19753	870

19754	20

19755	20

19756	20

19757	-10

19758	140

[Additional columns below]

[Continued from above table, first column(s) repeated]

Review of the Santa Rosa Project, Peru	Page 54 of 71

					Au	Au	Au		Ag
				Au	ppb	gpt	Total	Ag	gpt
SAMPLE	EAST	NORTH	DESCRIPTION	ppb	rerun	rerun	gpt	ppm	rerun

19759	702230.00	8269744.00	"veta,N5-76SE-0.10	310				1.00
			m,qz hial,deb
			fr,mod
			Xl,jar-hem,oxMn,en
			Gns"
19760	702333.00	8270651.00	"veta,N300-60SW-0.05	60				-1.00
			a 0.10 m,mag
			mas,deb chl dis,deb
			ca Xl y gyp"
1121701	701688.00	8268897.00	" vein, jarositic	5200				19.00
			clay rich zone with
			quartz veinlets
			cuts med gr
			granodiorite 3 m
			wide vein, 080 80S
			(Rehn sample)"
1121702	701688.00	8268897.00	"1.5 m arg	4600	5000			24.80
			jarositic dio w/
			zones of qtz vning,
			width var 0.2-0.4
			m, diorite wall Fe
			stain, frac (Rehn
			sample)"
1121703	701688.00	8268904.00	"select qtz vn, 30	10000	32600			22.60
			cm vn, 030, 60SE
			qtz-hem-goeth, arg
			intrusive cuts arg
			dio in 1.5 m wide
			zone (Rehn sample)"
1121704	701703.00	8268899.00	"0.4-0.5 m qtz vein	10000	85200			100.00	180.00
			zone (hi grade) in
			arg wall 1.5+ m
			wide, poor exp
			(Rehn sample)"
1121705	701703.00	8268899.00	"FW 1 m arg dio,	1900				4.60
			little qtz, mod
			feox, hem (Rehn
			sample)"
1121801	701814.00	8269152.00	"1 m across main	9100				98.20
			vein 025, 70SE, 2
			splits join, bxd
			qtz vns in diorite
			int, hem/goeth,
			very hard (Rehn
			sample)"
1121802	701863.00	8269191.00	" .8 m vn, 20 deep	9100				88.20
			shaft, 025, 70S, vn
			likely 1m actual
			width, cuts
			dio/gneissic, vn
			coarse xtal qtz ,
			ave width .5-.7 m
			(Rehn sample)"

[Additional columns below]

[Continued from above table, first column(s) repeated]

		As	B	Ba	Be	Bi		Cd	Co
SAMPLE	Al%	ppm	ppm	ppm	ppm	ppm	Ca%	ppm	ppm

19759

19760

1121701	0.24	390	-10	30	-0.50	-2	0.75	0.50	-1

1121702	0.20	368	-10	40	-0.50	-2	2.53	1.50	-1

1121703	0.17	1015	-10	20	-0.50	-2	4.92	-0.50	3

1121704	0.09	1775	-10	20	-0.50	-2	0.04	3.50	-1

1121705	0.41	182	-10	10	0.50	-2	1.22	9.50	-1

1121801	0.57	430	-10	50	0.50	2	0.88	2.00	1

1121802	0.13	468	-10	20	-0.50	-2	0.78	3.00	-1

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cr	Cu		Ga	Hg		La		Mn	Mo		Ni
SAMPLE	ppm	ppm	Fe%	ppm	ppm	K%	ppm	Mg%	ppm	ppm	Na%	ppm

19759		30

19760		10

1121701	85	28	6.85	-10	-1	1.04	-10	0.09	15	11	0.25	4

1121702	130	58	3.48	-10	-1	0.59	-10	0.06	25	11	0.13	6

1121703	121	147	4.65	-10	1	0.14	-10	0.04	50	30	0.14	8

1121704	92	342	7.20	-10	4	0.31	-10	0.01	20	11	0.11	4

1121705	71	87	4.08	-10	-1	0.63	-10	0.16	35	4	0.19	4

1121801	126	462	6.54	-10	1	0.71	-10	0.05	30	8	0.20	9

1121802	149	167	6.87	-10	7	0.53	-10	0.01	20	8	0.13	6

[Additional columns below]

[Continued from above table, first column(s) repeated]

	P	Pb			Sb	Sc	Sr		Tl	U	V	W	Zn
SAMPLE	ppm	ppm	Pb%	S%	ppm	ppm	ppm	Ti%	ppm	ppm	ppm	ppm	ppm

19759

19760

1121701	950	2650		3.05	54	2	28	-0.01	-10	-10	35	-10	38

1121702	650	3840		3.20	86	1	27	-0.01	-10	-10	14	-10	58

1121703	440	9210		5.04	164	-1	38	-0.01	-10	-10	13	10	300

1121704	370	10000	3.26	2.18	298	-1	6	-0.01	-10	-10	28	-10	86

1121705	1150	1470		1.96	10	5	46	-0.01	-10	-10	25	-10	610

1121801	560	10000	1.31	2.18	86	2	70	-0.01	-10	-10	35	-10	582

1121802	380	10000	2.49	2.36	168	-1	21	-0.01	-10	-10	16	-10	242

Review of the Santa Rosa Project, Peru	Page 55 of 71

					Au	Au	Au		Ag
				Au	ppb	gpt	Total	Ag	gpt
SAMPLE	EAST	NORTH	DESCRIPTION	ppb	rerun	rerun	gpt	ppm	rerun

1121803	701980.00	8269521.00	"drift face in 30m,	4500				4.40
			1.0 m chip across
			vn, massive qtz HW,
			more vuggy qtz FW,
			040, 68S (Rehn
			sample)"
1121804	702150.00	8269524.00	"0.3 m chip vn,	10000	15700			28.00
			040, 65S, cuts fine
			gr dio which
			intrudes gn int, tr
			Ca ox., narrow
			white vuggy qtz vn,
			10-15 cm wide (Rehn
			sample) "
19679	702489.00	8271251.00	Veta de qtz. De 8 m	100000	100300	123.30	100.00	84.20
			de potencia, rumbo
			S 52 E. vertical
			fuert fract y
			tenido por oxFe
			(jarosita, goetita,
			hematita).
			Pirolusita.
19715	702488.00	8271284.00	estruct	5850			5.51	350.00
			craq,N130-48SW-8.0
			m,qz int
			frac,ser,sid?,oxFe
			en vet y
			oqued,oxCu,predomina
			qz-ser,se observa
			oro libre
19716	702426.00	8271298.00	estruct	20				1.00
			craq,N320-54SW-8.0
			m,qz int
			frac,ser,sid?,oxFe
			en vet y
			oqued,oxCu,predomina
			qz-ser,se observa
			oro libre
19717	702632.00	8271136.00	estruct	390				53.00
			craq,N320-54SW-8.0
			m,qz int
			frac,ser,sid?,oxFe
			en vet y
			oqued,oxCu,predomina
			qz-ser,se observa
			oro libre
19721	701883.00	8271871.00	estruct	11600				4.00
			craq,probable cont
			de estruc en
			19715,int oxid con
			vet qz y ojos qz en
			mtz argil,20 a 30 m
			ancho,mta 2x2 m

[Additional columns below]

[Continued from above table, first column(s) repeated]

		As	B	Ba	Be	Bi		Cd	Co
SAMPLE	Al%	ppm	ppm	ppm	ppm	ppm	Ca%	ppm	ppm

1121803	0.22	34	-10	190	-0.50	-2	0.85	5.00	4

1121804	0.13	230	-10	20	-0.50	-2	1.57	0.50	-1

19679	1.22	718	-10	10	0.50	242	2.43	1.50	24

19715

19716

19717

19721

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cr	Cu		Ga	Hg		La		Mn	Mo		Ni
SAMPLE	ppm	ppm	Fe%	ppm	ppm	K%	ppm	Mg%	ppm	ppm	Na%	ppm

1121803	117	322	1.48	-10	-1	0.08	-10	0.04	85	6	-0.01	9

1121804	158	97	4.76	-10	-1	0.18	-10	0.01	25	7	0.07	8

19679	85	5430	15.00	-10	-1	0.18	-10	0.47	470	32	0.22	11

19715

19716

19717

19721

[Additional columns below]

[Continued from above table, first column(s) repeated]

	P	Pb			Sb	Sc	Sr		Tl	U	V	W	Zn
SAMPLE	ppm	ppm	Pb%	S%	ppm	ppm	ppm	Ti%	ppm	ppm	ppm	ppm	ppm

1121803	80	924		0.62	42	-1	19	-0.01	-10	-10	3	-10	266

1121804	530	2890		1.77	66	-1	34	-0.01	-10	-10	18	-10	122

19679	960	144		2.36	-2	8	165	-0.01	-10	-10	73	-10	52

19715

19716

19717

19721

Review of the Santa Rosa Project, Peru	Page 56 of 71

					Au	Au	Au		Ag
				Au	ppb	gpt	Total	Ag	gpt
SAMPLE	EAST	NORTH	DESCRIPTION	ppb	rerun	rerun	gpt	ppm	rerun	Al%

19738	702651.00	8271161.00	estruct craq,sector	40				-1.00
			con qz mass
			craq-int
			frac,ser,sid?,oxFe
			con py-cpy-sph en
			vet y
			oqued,oxCu,oxCu,se
			observa oro libre
19739	702624.00	8271136.00	estruct craq,qz	60			0.05	9.00
			mass craq-int
			frac,sid mass y
			vet,jar con py
			diss,yeso en fis,se
			observa oro libre
19740	702503.00	8271275.00	estruct craq,qz	20300				31.00
			mass craq-int
			frac,sid mass y
			vet,jar con py-cpy
			deb diss. mta en
			queb
19742	702527.00	8271248.00	estruct craq,id	5800			5.26	31.00
			19739,mta en aflor
			silic, qz-sid-oxFe
19743	702527.00	8271248.00	estruct craq,mta 5	30				-1.00
			m abajo de 19742 en
			la queb
19744	702527.00	8271248.00	estruct craq,mta 2	50	50		0.05	-1.00
			m abajo de 19743 en
			la queb
19745	702608.00	8271167.00	qz,cal,sid FeOx	-10			0.05	-1.00
			zone,high brok but
			not brecc,~10 m
			thick,dipp
			shallowly 200,less
			silic is sugary to
			clear mass
19746	702615.00	8271164.00	qz,cal,sid FeOx	-10				-1.00
			zone,high brok but
			not brecc,~10 m
			thick,dipp
			shallowly 200,less
			silic is sugary to
			clear mass
19761	702365.00	8271384.00	T-1,N318-36SW-13	10				1.00
			m,mod-stg
			alt,bx-ckl,ca-sid
			reemp frag,qz disp
			en sid mas,mod vnl
			sid,deb ser en
			fis,mod jar(Xl),mod
			gyp,oxMn fis
19762	702365.00	8271384.00	T-1,id ant,menos	10				-1.00
			vnl ca

[Additional columns below]

[Continued from above table, first column(s) repeated]

	As	B	Ba	Be	Bi		Cd	Co	Cr
SAMPLE	ppm	ppm	ppm	ppm	ppm	Ca%	ppm	ppm	ppm

19738

19739

19740

19742

19743

19744

19745

19746

19761

19762

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cu		Ga	Hg		La		Mn	Mo		Ni	P
SAMPLE	ppm	Fe%	ppm	ppm	K%	ppm	Mg%	ppm	ppm	Na%	ppm	ppm

19738

19739

19740

19742

19743

19744

19745

19746

19761	-10

19762	-10

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Pb			Sb	Sc	Sr		Tl	U	V	W
SAMPLE	ppm	Pb%	S%	ppm	ppm	ppm	Ti%	ppm	ppm	ppm	ppm

19738

19739

19740

19742

19743

19744

19745

19746

19761

19762

Review of the Santa Rosa Project, Peru	Page 58 of 71

					Au	Au	Au		Ag
				Au	ppb	gpt	Total	Ag	gpt
SAMPLE	EAST	NORTH	DESCRIPTION	ppb	rerun	rerun	gpt	ppm	rerun	Al%

19763	702365.83	8271384.54	T-1,menos sid,frag	120				-1.00
			elong // buz con
			deb-mod qz dis,tex
			gr orig,deb arg y
			ser
19764	702366.67	8271385.08	T-1,mod ser-qz,qz	820				2.00
			dis con aspecto
			frag elong,mod
			jar,deb sid
19765	702367.51	8271385.63	T-1,id	140				-1.00
			anterior,frag qz
			hasta 5 mm
19766	702368.35	8271386.17	T-1,bnd mod sid,deb	310				-1.00
			arg(grnsh),deb qz
			dis y lent aislados
19767	702369.19	8271386.72	T-1,mod qz dis	50				-1.00
			frag,deb
			ser,deb-mod arg,vnl
			sid-jar,tex gr orig
19768	702370.03	8271387.26	T-1,id anter,mod	10				-1.00
			ser,deb arg
19769	702370.87	8271387.81	T-1,id anter	140	140			-1.00
19770	702371.70	8271388.35	T-1,mod-stg qz,bnd	40				-1.00
			0.40 m qz fr con
			hem-jar en
			fis,altern bnd qz
			0.10 m con bnd alt
			ser fr-ckl,vnl sid
19771	702372.54	8271388.90	T-1,mod-stg ser,mod	10				-1.00
			qz frag,hem en fis
19772	702373.38	8271389.44	T-1,mod ser,deb	40				-1.00
			qz,mod arg,vnl
			sid,deb jar,vt qz
19773	702374.22	8271389.99	T-1,id anter,bnd	80				-1.00
			sid con qz frag
			dis,deb oxCu,mod
			ser,frag and mdeb
			alt
19774	702375.06	8271390.53	T-1,id anter,vnl	-10				-1.00
			sid-hem,deb qz frag
19775	702608.00	8271166.00	T-2,15 m,deb-mod	10				1.00
			sid,jar en fis,deb
			qz frag dis,vnl
			ca,deb ser en
			frag,gyp-oxMn en
			fis,deb-mod
			arg,text gr
			orig.Mta anter
			19745

[Additional columns below]

[Continued from above table, first column(s) repeated]

	As	B	Ba	Be	Bi		Cd	Co	Cr
SAMPLE	ppm	ppm	ppm	ppm	ppm	Ca%	ppm	ppm	ppm

19763

19764

19765

19766

19767

19768

19769
19770

19771

19772

19773

19774

19775

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cu		Ga	Hg		La		Mn	Mo		Ni	P
SAMPLE	ppm	Fe%	ppm	ppm	K%	ppm	Mg%	ppm	ppm	Na%	ppm	ppm

19763	30

19764	310

19765	10

19766	10

19767	-10

19768	-10

19769	40
19770	10

19771	10

19772	40

19773	130

19774	80

19775	10

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Pb			Sb	Sc	Sr		Tl	U	V	W
SAMPLE	ppm	Pb%	S%	ppm	ppm	ppm	Ti%	ppm	ppm	ppm	ppm

19763

19764

19765

19766

19767

19768

19769
19770

19771

19772

19773

19774

19775

Review of the Santa Rosa Project, Peru	Page 58 of 71

					Au	Au	Au		Ag
				Au	ppb	gpt	Total	Ag	gpt
SAMPLE	EAST	NORTH	DESCRIPTION	ppb	rerun	rerun	gpt	ppm	rerun	Al%

19776	702608.00	8271166.00	T-2,mod qz,bnd y	10				-1.00
			vnl sid con qz
			dis,deb arg,hem-jar
			en fis y dis,oxMn
			en fis,sid reemp
			frag
19777	702608.99	8271166.12	T-2,mod sid,deb	10				1.00
			arg,hem dis y
			fis,jar en fis
19778	702609.98	8271166.24	T-2,struc bnd,sid	-10				-1.00
			mas y bnd,aislados
			frag qz grandes(2-3
			cm)
19779	702610.97	8271166.36	T-2,mod qz frag,mod	-10	-10			-1.00
			vnl ca-jar(despues
			sid?),deb-mod
			ser,mod
			arg(grnsh),qz frag
			cementados por
			jar(sid?)
19780	702611.97	8271166.48	T-2,mod-stg sid mas	-10				-1.00
			y bnd con qz
			dis,vnl jar,deb
			ser,mod arg
19781	702612.96	8271166.60	T-2,mod ser,mod	-10				-1.00
			arg(grnsh) mas y en
			frag sbrnd,delg bnd
			qz frag
19782	702613.95	8271166.73	T-2,stg sid en bnd	-10				-1.00
			y fis,deb qz
			frag,fn vnl gyp,mod
			ser
19783	702614.94	8271166.85	T-2,mod ser,deb	-10				-1.00
			arg(grnsh),vnl
			sid,deb qz
19784	702615.94	8271166.97	T-2,mod sid dis y	-10				-1.00
			vnl,deb arg,deb
			qz,gyp en fis,oxMn
			en fis,mta anter
			19746
19785	702616.93	8271167.09	T-2,mod qz frag,mod	-10				1.00
			ser,vnl jar-hem,mod
			sid dis y vnl,mod
			arg
19786	702617.92	8271167.21	T-2,id anter,deb qz	10				-1.00
			y mdeb ser
19809	702618.91	8271167.34	T-2,mod-stg qz	10				-1.00
			fr,mod-stg sid dis
			y vnl,en fis qz
			fr,gyp en fis,mod
			jar-hem en fis,oxMn
			en fis,mod ser
19810	702619.91	8271167.46	T-2,id	10				-1.00
			anter,mod-stg vnl
			jar-hem y sid,lim?

[Additional columns below]

[Continued from above table, first column(s) repeated]

	As	B	Ba	Be	Bi		Cd	Co	Cr
SAMPLE	ppm	ppm	ppm	ppm	ppm	Ca%	ppm	ppm	ppm

19776

19777

19778

19779

19780

19781

19782

19783

19784

19785

19786

19809

19810

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cu		Ga	Hg		La		Mn	Mo		Ni	P
SAMPLE	ppm	Fe%	ppm	ppm	K%	ppm	Mg%	ppm	ppm	Na%	ppm	ppm

19776	10

19777	-10

19778	-10

19779	-10

19780	-10

19781	-10

19782	10

19783	-10

19784	10

19785	-10

19786	10

19809	10

19810	30

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Pb			Sb	Sc	Sr		Tl	U	V	W
SAMPLE	ppm	Pb%	S%	ppm	ppm	ppm	Ti%	ppm	ppm	ppm	ppm

19776

19777

19778

19779

19780

19781

19782

19783

19784

19785

19786

19809

19810

Review of the Santa Rosa Project, Peru	Page 59 of 71

					Au	Au	Au		Ag
				Au	ppb	gpt	Total	Ag	gpt
SAMPLE	EAST	NORTH	DESCRIPTION	ppb	rerun	rerun	gpt	ppm	rerun	Al%

19811	702620.90	8271167.58	T-2,id anter,stg qz	-10				-1.00
			frag cement con
			jar-hem-sid
19812	702621.89	8271167.70	T-2,stg sil,qz mas	-10				-1.00
			fr con jar-hem
			enfis,algun frag qz
			sbrnd,qz semilech
19787	702521.00	8271253.00	T-3,N328-58SW-13	10				1.00
			m,mod arg,mdeb
			ser,jar dis-fis,vnl
			oxMn,gyp en fis.
19788	702521.00	8271253.00	T-3,mod arg,mod	-10				-1.00
			ser,deb hem-jar en
			fis,deb vnl
			ca-sid?,vnl gyp
19789	702521.98	8271253.15	T-3,mod arg-ser,deb	-10				-1.00
			qz,deb hem-jar en
			fis
19790	702522.97	8271253.31	T-3,deb-mod qz frag	-10				-1.00
			dis y bnd,sid-ca en
			vnl y bnd con qz
			dis,mod
			arg-ser,oxMn en fis
19791	702523.96	8271253.46	T-3,id anter,mod qz	-10				1.00
			y sid
19792	702524.95	8271253.62	T-3,deb qz,mod	-10				1.00
			sid,mod arg,deb jar
19793	702525.93	8271253.78	T-3,mod-stg qz frag	-10				1.00
			en bnd(3 cm) con
			hem y dis,mod
			ser,hem-jar dis y
			vnl,mod-deb
			arg,struc bx
19794	702526.92	8271253.93	T-3,stg qz	20				1.00
			fr,mod-stg vnl
			jar-hem,ser en
			fis,sid-qz vnl
19795	702527.91	8271254.09	T-3,id anter	10				-1.00
19796	702528.90	8271254.25	T-3,mod-stg	-10				-1.00
			ser,deb-mod
			arg,mdeb qz,deb
			jar-hem en vnl,hem
			reempl frag,gyp en
			fis
19797	702529.88	8271254.40	T-3,id anter,frag	40				2.00
			qz,debvnl sid
19798	702530.87	8271254.56	T-3,mod arg,deb	10				1.00
			ser,mdeb qz,deb-mod
			hem-jar dis y
			fis,gyp en fis,sid?
			Vnl,oxMN vnl

[Additional columns below]

[Continued from above table, first column(s) repeated]

	As	B	Ba	Be	Bi		Cd	Co	Cr
SAMPLE	ppm	ppm	ppm	ppm	ppm	Ca%	ppm	ppm	ppm

19811

19812

19787

19788

19789

19790

19791

19792

19793

19794

19795
19796

19797

19798

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cu		Ga	Hg		La		Mn	Mo		Ni	P
SAMPLE	ppm	Fe%	ppm	ppm	K%	ppm	Mg%	ppm	ppm	Na%	ppm	ppm

19811	10

19812	-10

19787	-10

19788	10

19789	-10

19790	-10

19791	-10

19792	10

19793	-10

19794	10

19795	10
19796	10

19797	10

19798	-10

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Pb			Sb	Sc	Sr		Tl	U	V	W
SAMPLE	ppm	Pb%	S%	ppm	ppm	ppm	Ti%	ppm	ppm	ppm	ppm

19811

19812

19787

19788

19789

19790

19791

19792

19793

19794

19795
19796

19797

19798

Review of the Santa Rosa Project, Peru	Page 60 of 71

					Au	Au	Au		Ag
				Au	ppb	gpt	Total	Ag	gpt
SAMPLE	EAST	NORTH	DESCRIPTION	ppb	rerun	rerun	gpt	ppm	rerun

19799	702531.86	8271254.72	T-3,mod	30				1.00
			arg-ser,mdeb qz,mod
			jar-hem dis y
			fis,oxMn
19800	702532.85	8271254.87	T-3,frag qz-hem,mod	-10				-1.00
			arg-ser,deb-mod jar
			dis y fis
19814	702614.00	8271092.00	T-4,N322-60SW,mod-stg	30	30			-1.00
			qz fr,deb-mod
			ser,deb jar en fis
			y bnd // buz de la
			struc,mod oxMn en
			fis
19815	702614.00	8271092.00	T-4,id anter,stg qz	-10				-1.00
			fr,mod-stg sid dis
			y fis cement qz
			frag,mod oxMn
19816	702614.92	8271092.37	T-4,id anter,mod	-10				-1.00
			qz,mod ser en
			fis,oxMn reempl
			clast
19817	702615.85	8271092.74	T-4,mod-stg	10				-1.00
			qz,mod-stg oxMn
			vnl(2 cm),mod hem
			dis
19818	702616.78	8271093.12	T-4,id	-10				-1.00
			anter,deb-mod sid
			vnl,20 cm de clast
			de and de 40 vcm
			diam
19819	702617.70	8271093.49	T-4,deb qz,deb	10				-1.00
			arg,mod sid-ca
			vnl,mod oxMn,bnd
			0.90 m que engloba
			clast elong and //
			buz
19820	702618.63	8271093.87	T-4,mod sid dis y	-10				1.00
			vnl,deb-mod qz
			fr,deb arg
19801	702650.00	8271441.00	"Bx,bldr gns-and?	-5
			elong sbhrz,mtx
			sopor,bldr 0.40 a
			2.0 m diam,mtx con
			clast
			gns-qz-and(chl-sil)
			sbang-sbrnd,cav con
			hem-goet-gyp"
19802	702650.00	8271441.00	"Bx,mtx de clast	6
			arg,mtx sil
			gr(sacar?)
			act(tur?) fn
			dis,pcy lim-jar"

[Additional columns below]

[Continued from above table, first column(s) repeated]

		As	B	Ba	Be	Bi		Cd	Co
SAMPLE	Al%	ppm	ppm	ppm	ppm	ppm	Ca%	ppm	ppm

19799

19800

19814

19815

19816

19817

19818

19819

19820

19801

19802

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cr	Cu		Ga	Hg		La		Mn	Mo		Ni
SAMPLE	ppm	ppm	Fe%	ppm	ppm	K%	ppm	Mg%	ppm	ppm	Na%	ppm

19799		30

19800		10

19814		10

19815		-10

19816		-10

19817		-10

19818		-10

19819		-10

19820		-10

19801

19802

[Additional columns below]

[Continued from above table, first column(s) repeated]

	P	Pb			Sb	Sc	Sr		Tl	U	V	W	Zn
SAMPLE	ppm	ppm	Pb%	S%	ppm	ppm	ppm	Ti%	ppm	ppm	ppm	ppm	ppm

19799

19800

19814

19815

19816

19817

19818

19819

19820

19801

19802

Review of the Santa Rosa Project, Peru	Page 61 of 71

					Au	Au	Au		Ag
				Au	ppb	gpt	Total	Ag	gpt
SAMPLE	EAST	NORTH	DESCRIPTION	ppb	rerun	rerun	gpt	ppm	rerun

19803	702677.00	8271420.00	"Mtx de bx,rem tex	12
			gr(intr?),mod
			chl-deb arg"
19804	702685.00	8271420.00	"Mtx de bx,rem tex	11
			gr en
			qz-pg-ort-bio(intr?),
			pg-ort arg,bio
			chl,mod-stg fr,hem
			en fis y
			cav,oxMn-gyp en
			fis"
19805	702631.00	8271429.00	"Mtx de bx,cav con	7	9
			hem-goet,gyp ven
			vnl cort hem"
19806	702556.00	8271512.00	"Mtx de bx,clast	9
			arg-sil con cav
			rell con hem-qz con
			py en pcy dentro de
			la hem,py con
			qz-mv"
19807	702585.00	8271503.00	"Mtx de bx,hem-qz	15
			en cav,py en fis de
			clast y en la
			mtx,mag-fl?-chl
			reempl clast,errat
			stb? En fis"
19808	702617.00	8271482.00	"Mtx de bx,hem-qz	21
			con clast sil,clast
			fr con hem-py en
			fis,hem-py en cav
			de mtx"
19813	702817.00	8271163.00	"Bx,bldr gns-and	-10				-1.00
			2-5 m diam,mtx intr
			apl?,deb-mod hem-qz
			rell cav,mdeb
			mag,gyp en fis"
19664	701564.00	8270422.00	"Cuerpo di	2180				2.20
			andesitica, con
			oxCu, 30 X 40 m de
			diametro, qtz,
			magnetita diss., y
			masiva.Brocantita
			con ox de fierro en
			fracturas."
19727	701587.00	8270407.00	"di/and,id	1250				1.00
			19664,mod
			silic,trem,qz en
			vet y ojos,mag mass
			y diss,deb cpy con
			py,cal en vet y
			playas,act en
			vet,oxCu en fis"

[Additional columns below]

[Continued from above table, first column(s) repeated]

		As	B	Ba	Be	Bi		Cd	Co
SAMPLE	Al%	ppm	ppm	ppm	ppm	ppm	Ca%	ppm	ppm

19803

19804

19805

19806

19807

19808

19813

19664	1.99	24	-10	20	1.00	10	2.00	2.00	122

19727

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cr	Cu		Ga	Hg		La		Mn	Mo		Ni
SAMPLE	ppm	ppm	Fe%	ppm	ppm	K%	ppm	Mg%	ppm	ppm	Na%	ppm

19803

19804

19805

19806

19807

19808

19813		-10

19664	57	9290	15.00	10	-1	0.05	-10	1.47	565	5	0.05	37

19727		7200

[Additional columns below]

[Continued from above table, first column(s) repeated]

	P	Pb			Sb	Sc	Sr		Tl	U	V	W	Zn
SAMPLE	ppm	ppm	Pb%	S%	ppm	ppm	ppm	Ti%	ppm	ppm	ppm	ppm	ppm

19803

19804

19805

19806

19807

19808

19813

19664	1330	90		0.11	-2	20	50	0.04	-10	10	146	-10	32

19727

Review of the Santa Rosa Project, Peru	Page 62 of 71

					Au	Au	Au		Ag
				Au	ppb	gpt	Total	Ag	gpt
SAMPLE	EAST	NORTH	DESCRIPTION	ppb	rerun	rerun	gpt	ppm	rerun

19728	701564.00	8270422.00	"di/and,mod	350	380			-1.00
			silic,trem,qz en
			vet y ojos,mag mass
			y diss,deb cpy con
			py,cal en vet y
			playas,act en
			vet,oxCu en fis"
19729	701695.00	8270478.00	"di/and,mod	50				-1.00
			silic,trem,qz en
			vet y ojos,mag mass
			y diss,deb cpy con
			py,cal en vet y
			playas,act en
			vet,oxCu en fis"
19741	702503.00	8271275.00	"Acid int w/stab?	20				-1.00
			K-spars,ser(greenish),
			sec bio,some bio
			retrog to ser,@
			interf phy-pot
			alt,no sul,equigran
			int"

[Additional columns below]

[Continued from above table, first column(s) repeated]

		As	B	Ba	Be	Bi		Cd	Co
SAMPLE	Al%	ppm	ppm	ppm	ppm	ppm	Ca%	ppm	ppm

19728

19729

19741

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cr	Cu		Ga	Hg		La		Mn	Mo		Ni
SAMPLE	ppm	ppm	Fe%	ppm	ppm	K%	ppm	Mg%	ppm	ppm	Na%	ppm

19728		6200

19729		900

19741

[Additional columns below]

[Continued from above table, first column(s) repeated]

	P	Pb			Sb	Sc	Sr		Tl	U	V	W	Zn
SAMPLE	ppm	ppm	Pb%	S%	ppm	ppm	ppm	Ti%	ppm	ppm	ppm	ppm	ppm

19728

19729

19741

Appendix 2: Analytical Results, Independent Samples

The analytical results reported on the following pages appear in the analytical certificates listed below. The original certificates are on file in the office of Peter A. Ronning, P.Eng.:

Analytical Certificates

Laboratory	Certificate Number		Elements Analyzed	Samples Included	Quantity

ALS Chemex	A0218741	Au screen, ICP	245601 to 245616		16
ALS Chemex	A0219422	Pb percent	245607		1

Analytical Results

	UTM	UTM		Au	Au	Au gpt	Au gpt		Au
	East	North		gpt	gpt	fines	fines	Au	%
Sample	PSAD56	PSAD56	Description	Total	fines	R1	R2	mg	coarse

245601	701699	8268900	continuous chip	2.54	2.43	2.43	2.43	0.24	0.08
across 95
centimeters on the
main vein

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Ag	Al	As	B	Ba	Be	Bi		Cd
Sample	ppm	%	ppm	ppm	ppm	ppm	ppm	Ca %	ppm

245601	5	1.09	210	-10	10	1.50	-2	1.23	4

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Co	Cr	Cu		Ga	Hg		La		Mn	Mo
Sample	ppm	ppm	ppm	Fe %	ppm	ppb	K %	ppm	Mg %	ppm	ppm	Na %

245601	5	86	182	7.79	-10	540	0.42	-10	0.35	160	8	0.13

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Ni	P	Pb			Sb	Sc	Sr		Tl	U	V	W	Zn
Sample	ppm	ppm	ppm	Pb %	S %	ppm	ppm	ppm	Ti %	ppm	ppm	ppm	ppm	ppm

245601	6	770	1345		1.66	6	10	19	-0.01	-10	-10	64	-10	792

Review of the Santa Rosa Project, Peru	Page 63 of 71

	UTM	UTM		Au	Au	Au gpt	Au gpt		Au
	East	North		gpt	gpt	fines	fines	Au	%
Sample	PSAD56	PSAD56	Description	Total	fines	R1	R2	mg	coarse

245602	701668	8268917	continous chip over	4.07	4.14	4.14	4.15	0.10	0.02
			full 170
			centimeters width
			of structure.
245603	701668	8268917	continuous chip	11.30	11.55	11.30	11.80	0.27	0.02
			across 20
			centimeters in the
			hanging wall part
			of the structure.
245604	701860	8269164	continous chip	17.40	16.45	16.60	16.30	1.77	0.09
			across the brittle
			shear structure, 20
			centimeter.
245605	701908	8269312	70 centimeter	2.82	2.68	2.60	2.76	0.28	0.09
			continous chip
			across brittle
			shear at working
			face of adit
245606	701964	8269522	continuous chip	0.33	0.34	0.34	0.34	8.0e-03	0.02
			across 80
			centimeters across
			the back at a
			portal.
245607	701997	8269610	continuous chip	8.36	8.40	8.69	8.12	0.41	0.04
			over 1.9 m in back
			at portal in
			brittle shear
245608	701898	8269516	1 meter continuous	-0.05	-0.05	-0.05	-0.05	0.01
			chip across gneiss
			in hanging wall of
			structure

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Ag	Al	As	B	Ba	Be	Bi		Cd
Sample	ppm	%	ppm	ppm	ppm	ppm	ppm	Ca %	ppm

245602	8	0.38	344	-10	50	-0.50	-2	1.88	2.50

245603	24	0.32	610	-10	20	-0.50	-2	8.03	7

245604	39.40	0.95	660	10	20	-0.50	4	0.45	49.50

245605	13.60	0.68	142	-10	20	-0.50	-2	3.35	5

245606	1.40	1.04	98	-10	10	-0.50	-2	3.32	20.50

245607	47.20	0.49	200	-10	30	-0.50	4	2.74	2.50

245608	-0.20	3.49	12	-10	110	-0.50	-2	2.48	1.50

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Co	Cr	Cu		Ga	Hg		La		Mn	Mo
Sample	ppm	ppm	ppm	Fe %	ppm	ppb	K %	ppm	Mg %	ppm	ppm	Na %

245602	-1	86	50	6.20	-10	1090	0.73	-10	0.09	40	6	0.20

245603	6	65	243	6.33	-10	5700	0.20	-10	0.05	90	12	0.28

245604	2	79	739	7.29	-10	4510	0.50	-10	0.07	40	25	0.14

245605	4	112	142	4.67	-10	1130	0.36	-10	0.11	100	3	0.10

245606	27	105	179	4.09	-10	490	0.28	-10	0.29	615	5	0.07

245607	1	63	365	5.71	-10	1620	0.48	-10	0.03	15	10	0.18

245608	22	40	24	7.09	10	30	0.77	-10	1.66	480	1	0.11

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Ni	P	Pb			Sb	Sc	Sr		Tl	U	V	W	Zn
Sample	ppm	ppm	ppm	Pb %	S %	ppm	ppm	ppm	Ti %	ppm	ppm	ppm	ppm	ppm

245602	4	990	712		3.05	34	2	20	-0.01	-10	-10	37	-10	188

245603	8	490	1670		7.64	104	1	32	-0.01	-10	-10	21	-10	588

245604	7	690	7540		1.03	302	7	48	-0.01	-10	-10	71	-10	1140

245605	10	450	352		3.45	92	3	39	-0.01	-10	-10	32	-10	570

245606	36	1340	530		2.29	6	3	72	-0.01	-10	-10	28	-10	1030

245607	4	430	10000	1.66	3.51	114	1	87	-0.01	-10	-10	31	-10	242

245608	26	1230	56		0.03	8	13	123	0.21	-10	-10	191	-10	28

Review of the Santa Rosa Project, Peru	Page 64 of 71

	UTM	UTM		Au	Au	Au gpt	Au gpt		Au
	East	North		gpt	gpt	fines	fines	Au	%
Sample	PSAD56	PSAD56	Description	Total	fines	R1	R2	mg	coarse

245609	701898	8269516	1 meter continuous	-0.05	-0.05	-0.05	-0.05	-2.0e-03
			chip across brittle
			shear adjacent to
			hanging wall
245610	701967	8269452	80 centimeter	1.12	1.12	1.13	1.11	0.05	0.04
			continuous chip
			across main vein
			structure
245611	701453	8270216	continuous chip	-0.05	-0.05	-0.05	-0.05	-2.0e-03
			across 2.2 meters
			of typical,
			shattered diorite.
245612	701683	8270486	random collection	-0.05	-0.05	-0.05	-0.05	-2.0e-03
			of chips within
			about a 5 meter
			radius
245613	701683	8270486	discontinuous	-0.05	-0.05	-0.05	-0.05	-2.0e-03
			collection of chips
			taken over about 7
			meters
245614	702395	8271335	2 meter continuous	-0.05	-0.05	-0.05	-0.05	-2.0e-03
			chip across the
			uppermost part of
			the crackle
			structure
245615	702531	8271247	random collection	-0.05	-0.05	-0.05	-0.05	-2.0e-03
			of chips from
			outcrop within
			about a 5 meter
			radius
245616	702192	8269626	continuous chip	0.66	0.65	0.64	0.66	0.04	0.08
			across 40
			centimeter
			structure

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Ag	Al	As	B	Ba	Be	Bi		Cd
Sample	ppm	%	ppm	ppm	ppm	ppm	ppm	Ca %	ppm

245609	-0.20	2.15	8	-10	80	-0.50	-2	1.32	0.50

245610	8.20	0.39	62	-10	30	-0.50	-2	3.28	20

245611	-0.20	1.53	6	-10	10	-0.50	-2	2.61	1

245612	-0.20	1.69	8	-10	20	-0.50	8	1.47	0.50

245613	-0.20	2.41	8	-10	50	-0.50	6	0.91	0.50

245614	-0.20	0.51	16	10	60	-0.50	-2	11.85	0.50

245615	-0.20	0.55	32	-10	310	-0.50	-2	2.86	0.50

245616	2	0.53	76	-10	10	-0.50	-2	3.97	3.50

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Co	Cr	Cu		Ga	Hg		La		Mn	Mo
Sample	ppm	ppm	ppm	Fe %	ppm	ppb	K %	ppm	Mg %	ppm	ppm	Na %

245609	15	62	12	4.43	-10	10	0.40	20	1.16	325	1	0.09

245610	7	106	389	2.63	-10	1130	0.20	-10	0.06	445	9	0.05

245611	28	44	111	5.97	-10	-10	0.07	-10	1.13	455	2	0.07

245612	8	40	41	6.16	-10	-10	0.11	-10	0.85	325	-1	0.11

245613	17	25	14	6.24	-10	-10	0.17	-10	1.99	410	-1	0.16

245614	8	36	9	2.77	-10	40	0.20	-10	0.23	1885	6	0.06

245615	11	69	114	3.04	-10	20	0.15	-10	1.03	730	2	0.02

245616	17	9	22	2.41	-10	30	0.16	-10	0.13	315	6	0.03

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Ni	P	Pb			Sb	Sc	Sr		Tl	U	V	W	Zn
Sample	ppm	ppm	ppm	Pb %	S %	ppm	ppm	ppm	Ti %	ppm	ppm	ppm	ppm	ppm

245609	18	2800	20		0.01	8	9	34	0.12	-10	-10	79	-10	24

245610	11	910	1465		2.18	22	1	42	-0.01	-10	-10	11	-10	994

245611	13	2390	14		-0.01	2	9	27	0.11	-10	-10	66	-10	28

245612	14	1210	12		0.05	2	7	17	0.10	-10	-10	100	-10	28

245613	22	850	16		-0.01	-2	11	11	0.15	-10	-10	210	-10	34

245614	16	460	6		0.08	4	4	92	-0.01	-10	10	28	-10	44

245615	15	520	8		0.02	2	5	49	-0.01	-10	-10	57	-10	60

245616	5	190	112		3.28	-2	1	58	-0.01	-10	-10	12	-10	214

Review of the Santa Rosa Project, Peru	Page 65 of 71

Appendix 3: Descriptions of Independent Samples

Santa Rosa Project Site Descriptions, 2002

Notes: All samples were analyzed for gold using a screen fire assay technique (ALS Chemex code Au-SCR21). Roughly 1000 grams of material is used. This report includes the following:
Weight grams = total weight of material analyzed
Gold ppm = total grade of gold in sample, in parts per million (1 ppm = 1 gram per tonne)

Site Name:	SR01	UTM Easting:	701699	Northing	8268900

locations based on South American Datum 1956

Field	“Veta Principal” here is a brittle shear containing heavily fractured (slightly talcose) country rock with about 5% quartz stringers. The rock is coated with hematite, goethite. Quartz stringers are coated with darker goethite. A rough estimate of the orientation of the structure is 090/75.
This site may be a flexure in the vein system. In an adjacent working that follows the vein to the east the structure appears to be about 034/69. Did not enter the portal of this working as there is an open winze at the entrance.
The country rock is intrusive, tonalite.

Sample:	245601	continuous chip across 95 centimeters on the main vein

Weight grams:	1090	Gold gpt:	2.54	Coarse Gold %:	8.8%	Ag ppm:	5
Pb ppm:	1345	Cu ppm:	182	As ppm:	210	Hg ppb:	540

Site Name:	SR02	UTM Easting:	701668	Northing	8268917

locations based on South American Datum 1956

Field	Site of BCMC sample 19705.
Country rock is intrusive (tonalite) exhibiting pink (potassium feldspar) alteration of the felsic groundmass and abundant epidote on fractures. Weakly magnetic.
The “vein” is again a brittle shear containing sheared country rock and quartz vein material.
Sample 245602 is a continous chip across the full 170 centimetre width of the structure. It includes about 5% quartz veinlets coated with red Fe oxides. The altered country rock is tough, white; partly silicified with some clay alteration and coatings of gypsum on fracture surfaces.
Sample 245603 is a continous chip across the upper (hanging wall side) 20 centimetre width of the structure. It contains greater than 50% quartz; in part coated with pale yellow oxides and in part coated with hematite.

Sample:	245602	continous chip over full 170 centimeters width of structure.

Weight grams:	1100	Gold gpt:	4.07	Coarse Gold %:	2.3%	Ag ppm:	8
Pb ppm:	712	Cu ppm:	50	As ppm:	344	Hg ppb:	1090

Sample:	245603	continuous chip across 20 centimeters in the hanging wall part of the structure.

Weight grams:	1040	Gold gpt:	11.3	Coarse Gold %:	2.4%	Ag ppm:	24
Pb ppm:	1670	Cu ppm:	243	As ppm:	610	Hg ppb:	5700

Site 1 of 5 Pages

Review of the Santa Rosa Project, Peru	Page 66 of 71

Site Name:	SR05	UTM Easting:	701860	Northing	8269164

locations based on South American Datum 1956

Field	Location is in a canyon where a GPS location cannot be obtained.
Brittle shear structure is 20 centimeters thick here. The rock in the shear is crumbly and varies from whiteish & talcose to hematitic red. The Red material is said by workers here to contain gold, and the structure has been followed here by at least 20 meters of drift and an unknown depth of winzes.
Sample 245604 was collected from the back (roof) of an adit, about 3 meters from the portal.

Sample:	245604	continous chip across the brittle shear structure, 20 centimeter.

Weight grams:	1090	Gold gpt:	17.4	Coarse Gold %:	9.3%	Ag ppm:	39.4
Pb ppm:	7540	Cu ppm:	739	As ppm:	660	Hg ppb:	4510

Site Name:	SR06	UTM Easting:	701908	Northing	8269312

locations based on South American Datum 1956

Field	At the face of an adit which trends 020. The face is roughly 70 meters from the portal, measured by pacing.
Coordinates given are for face, calculated from GPS coordinates for portal of 701884 east, 8269246 north.
The face exhibits a brittle shear with disrupted stringers of quartz, calcite, gypsum and inliers of altered country rock.
Sample 245605 is a continous chip across the face, 70 centimeters.

Sample:	245605	70 centimeter continous chip across brittle shear at working face of adit

Weight grams:	1120	Gold gpt:	2.82	Coarse Gold %:	9.1%	Ag ppm:	13.6
Pb ppm:	352	Cu ppm:	142	As ppm:	142	Hg ppb:	1130

Site Name:	SR07	UTM Easting:	701964	Northing	8269522

locations based on South American Datum 1956

Field	At a portal. The brittle shear here contains a mixture of quartz, gypsum and unidentifiable gouge, coated with Fe oxides. Quartz veinlets make up about 3% of the material in the shear.
Sample 245606 is a continous chip over 80 centimeters across the back (roof) at the

Sample:	245606	continuous chip across 80 centimeters across the back at a portal.

Weight grams:	1090	Gold gpt:	0.33	Coarse Gold %:	2.2%	Ag ppm:	1.4
Pb ppm:	530	Cu ppm:	179	As ppm:	98	Hg ppb:	490

Site 2 of 5 Pages

Site Name:	SR08	UTM Easting:	701997	Northing	8269610

locations based on South American Datum 1956

Field	At a portal. Brittle shear filled with broken quartz, altered country rock, gypsum and gouge. There is no equivalent BCMC sample.
Galena noted just inside the portal.
Sample 245607 is continuous chip over 1.9 meters, collected from the back (roof) at the portal.

Sample:	245607	continuous chip over 1.9 m in back at portal in brittle shear

Weight grams:	1010	Gold gpt:	8.36	Coarse Gold %:	4.9%	Ag ppm:	47.2
Pb ppm:	10000	Cu ppm:	365	As ppm:	200	Hg ppb:	1620

Review of the Santa Rosa Project, Peru	Page 67 of 71

Site Name:	SR10	UTM Easting:	701898	Northing	8269516

locations based on South American Datum 1956

Field	In a quebrada below and southwest of the workings sampled at SR07, SR08. Here there is a sharp fault contact between finely crystalline biotite gneiss on the northwest and shattered fault rock on the southeast. This is not the main vein structure, but the next parallel structure to the northwest.
Sample 245608 is a 1 meter continuous chip sample of the gneiss on the northwest, adjacent to the brittle shear. It is intended to be a test of the wall rock of the main structure.
The gneiss sampled in 245608 contains variably oriented veinlets with a density of about 3 per decimeter. The veinlets are white and clay rich. Some of them have hairline cores of quartz.
Sample 245609 is a 1 meter continuous chip of the fault rock adjacent to the fault contact and to 245608. It contains fragments of gneiss and fragments of quartz vein material, cemented by clays and gouge.

Sample:	245608	1 meter continuous chip across gneiss in hanging wall of structure

Weight grams:	1050	Gold gpt:	-0.05	Coarse Gold %:		Ag ppm:	-0.2
Pb ppm:	56	Cu ppm:	24	As ppm:	12	Hg ppb:	30

Sample:	245609	1 meter continuous chip across brittle shear adjacent to hanging wall

Weight grams:	1060	Gold gpt:	-0.05	Coarse Gold %:		Ag ppm:	-0.2
Pb ppm:	20	Cu ppm:	12	As ppm:	8	Hg ppb:	10

Site Name:	SR11	UTM Easting:	701967	Northing	8269452

locations based on South American Datum 1956

Field	At main vein below the workings sampled at SR08. There are no workings here, but the vein is very distinct, 80 centimeters wide, 50% quartz vein material, 50% selvages of country rock. The structure is red-brown due to iron oxides coating the surface. Sample 245610 is a continous chip across the 80 centimeter structure.

Sample:	245610	80 centimeter continuous chip across main vein structure

Weight grams:	1110	Gold gpt:	1.12	Coarse Gold %:	4.6%	Ag ppm:	8.2
Pb ppm:	1465	Cu ppm:	389	As ppm:	62	Hg ppb:	1130

Site 3 of 5 Pages

Site Name:	SR12	UTM Easting:	701453	Northing	8270216

locations based on South American Datum 1956

Field	This site is in the area of magnetic, mineralized diorite/andesite.
The rock is a dark grey. It has been shattered, healed by veinlets of quartz plus calcite, and shattered again. Identifiable minerals are quartz, calcite, tremolite, actinolite, minor clays, and chlorite. The rock is moderately to strongly magnetic, containing patches and veinlets of magnetite up to 3 centimeters.
Tremolite with some actinolite are visible as patches of acicular crystals. Sample 245611 is continuous chip sample across 2.2 meters of typical, broken rock. 2 photos are required to show the entire sample interval as it is not possible to step back from the sample site on the steep slope.

Sample: 245611 continuous chip across 2.2 meters of typical, shattered diorite.

Weight grams:	1100	Gold gpt:	-0.05	Coarse Gold %:		Ag ppm:	-0.2
Pb ppm:	14	Cu ppm:	111	As ppm:	6	Hg ppb:	-10

Review of the Santa Rosa Project, Peru	Page 68 of 71

Site Name:	SR14	UTM Easting:	701683	Northing	8270486

locations based on South American Datum 1956

Field	On the ridge top above (northeast of) the site of SR12.
Here the fine grained mafic intrusive rock is heavily fractured and shear surfaces are coated with shiney black chlorite. Occasional quartz veinlets, patchy magnetite and veinlets and patches of tremolite are present. Some epidote is present as veinlets and associated with quartz in the quarz veinlets.
Sample 245612 is a random collection of chips within about a 5 meter radius on the ridge top.
Sample 245613 is a discontinuous collection of chips taken over about 7 meters of length on the north facing part of the hill about 2 meters below the start of the steep slope at the edge of the hill top.
The two samples contain similar material.

Sample:	245612	random collection of chips within about a 5 meter radius

Weight grams:	990	Gold gpt:	-0.05	Coarse Gold %:		Ag ppm:	-0.2
Pb ppm:	12	Cu ppm:	41	As ppm:	8	Hg ppb:	-10

Sample:	245613	discontinuous collection of chips taken over about 7 meters

Weight grams:	1070	Gold gpt:	-0.05	Coarse Gold %:		Ag ppm:	-0.2
Pb ppm:	16	Cu ppm:	14	As ppm:	8	Hg ppb:	-10

Site 4 of 5 Pages

Site Name:	SR16	UTM Easting:	702395	Northing	8271335

locations based on South American Datum 1956

Field	This site is at the upper edge of the crackle structure, at a site where no previous sampling has been done.
The rock is shattered, heavily oxidized, to the point that primary constituents are not recognizeable. Some relicts of quartz veins are visible.
Locally a relict intrusive texture is present with about 10% millimetric black chlorite after mafics, in a medium crystalline groundmass that is a mixture of plagioclase, orthoclase, quartz and other unidentified minerals. This relict intrusive material comprises only a very small part of the sample.
The approximate trend of the contact between the crackle structure and its hanging wall is 136/75.
Sample 245614 is a 2 meter continuous chip across the uppermost part of the crackle structure, immediately below its hanging wall.

Sample:	245614	2 meter continuous chip across the uppermost part of the crackle structure

Weight grams:	970	Gold gpt:	-0.05	Coarse Gold %:		Ag ppm:	-0.2
Pb ppm:	6	Cu ppm:	9	As ppm:	16	Hg ppb:	40

Site Name:	SR18	UTM Easting:	702531	Northing	8271247

locations based on South American Datum 1956

Field	Site of the original BCMC sample that created interest in the crackle structure, 19679.
Remnants of the country rock are completely oxidized and impossible to recognize. Such outcrops as exist are due to the presence of veinlets of white quartz laced in their turn with siderite veinlets.
Sample 245615 is a random collection of chips from outcrop within about a 5 meter radius. Because most outcrops contain quartz veinlets, the sample is biased towards quartz veinlets.
BCMC sample 19679 was a somewhat similar discontinuous collection of chips over a 5 meter interval.

Sample:	245615	random collection of chips from outcrop within about a 5 meter radius

Weight grams:	1080	Gold gpt:	-0.05	Coarse Gold %:		Ag ppm:	-0.2
Pb ppm:	8	Cu ppm:	114	As ppm:	32	Hg ppb:	20

Review of the Santa Rosa Project, Peru	Page 69 of 71

Site Name:	SR19	UTM Easting:	702192	Northing	8269626

locations based on South American Datum 1956

Field	A splay off the main vein at the site of BCMC sample 19757. 40 centimeter wide structure in mafic gneiss country rock. Roughly 50% of the structure is quartz stained with red, orange and brown iron oxides. The remainder is gouge and shattered country rock. The latter is intensely oxidized such that the protolith is not recognizable. Sample 245616 is a continuous chip across the structure.

Sample:	245616	continuous chip across 40 centimeter structure

Weight grams:	800	Gold gpt:	0.66	Coarse Gold %:	8.5%	Ag ppm:	2
Pb ppm:	112	Cu ppm:	22	As ppm:	76	Hg ppb:	30

Site 5 of 5 Pages

Appendix 4: Cost Projections

Notes with respect to cost calculations:

•	the cost calculation on the following page was done using United States dollars, the working currency for mineral exploration in Peru. The $US costs are converted to Canadian currency where presented in section XVI starting on page 36 of this report.

•	the cost calculation incorporates all field costs including but not limited to contractors, company salaries and laboratory charges. It includes reasonable costs for office follow-up. It does not include general office overhead, costs of maintaining mineral rights, and costs to maintain and exercise option agreements.

Review of the Santa Rosa Project, Peru	Page 70 of 71

Review of the Santa Rosa Project, Peru	Page 71 of 71

Footnotes

Footnote 1: The term “professional geologist” refers to persons with training and experience that enable them to conduct geological work at a professional level. It does not necessarily mean that they are registered with a professional association that would be recognized under the terms of NI 43-101.
(return to text)

Footnote 2: “geochemically elevated” as used here means that the concentrations of these elements are higher than in the typical geochemical environment, but not high enough to be considered as potential commercial products. (return to text)

Footnote 3: Some higher grade gold values have been reported from the 1500 meter interval but they come from grab samples without specified widths, so were not used in the calculation. (return to text)

Certificate of P.A. Ronning for Santa Rosa Report of 1 August 2002	Page 1 of 2

Certificate of Peter A. Ronning, P.Eng.
for the report dated 1 August 2002 entitled
“Review of the Santa Rosa Project, Peru”

I, Peter Arthur Ronning, P.Eng. of RR 6, 1450 Davidson Road, Gibsons, B.C., V0N 1V6,
hereby certify that:

1.	I am a consulting geological engineer, doing business under the registered name New Caledonian Geological Consulting.

2.	I am a member in good standing of the Association of Professional Engineers and Geoscientists of British Columbia, Registration Number 16,883.

3.	I am a graduate of the University of British Columbia in geological engineering, with the degree of B.A.Sc. granted in 1973.

4.	I am a graduate of Queen’s University in Kingston, Ontario, with the degree of M.Sc. (applied) in geology granted in 1983.

5.	I am the author of the report entitled “Review of the Santa Rosa Project, Peru” and dated 1 August 2002. I have read National Instrument 43-101 and Form 43-101F1, and the technical report has been prepared in compliance with those documents.

6.	I have worked as a geologist and latterly as a Professional Engineer in the field of mineral exploration since 1973, in many parts North and South America. As a result of my experience and training I am a qualified person with respect to the Santa Rosa project.

7.	I visited the Santa Rosa Project on the 16th and 17th of June 2002. During the visit I examined many of the mineral occurrences described in this report and collected sixteen rock samples.

8.	The conclusions expressed in this report relating to geological and exploration issues are professional opinions, based upon my own geological field work, information compiled from other sources, and my professional experience. I am not aware of any material fact or material change with respect to the subject matter of the technical report that is not reflected in said report, the failure to disclose which makes the technical report misleading.

9.	Having undertaken reasonable due diligence, and believing the information I have used to be correct, I nevertheless cannot guarantee the accuracy of information that I did not originate.

10.	Statements made in this report relating to mineral titles, permitting and regulatory matters rely on information obtained from the responsible government sources in Peru and from persons active in the mineral exploration industry there. While I am generally knowledgeable concerning the regulations governing mineral titles and exploration activities in Peru I am not a legal or regulatory professional. The information in the report concerning these regulatory matters is provided for the convenience of the reader but is not a professional opinion.

11.	Statements made in this report relating to legal agreements are based upon my own reading of those agreements. I am not a legal professional. The information in the report concerning legal matters is provided for the convenience of the reader but is not a professional opinion.

Certificate of P.A. Ronning for Santa Rosa Report of 1 August 2002	Page 2 of 2

12.	Except as herein noted, I neither own, control, nor expect to receive a beneficial interest in the Santa Rosa property, nor in any entity whose value one could reasonably expect to be affected by the conclusions expressed in the report. This includes EVEolution Ventures Inc., Peru Exploration Ventures LLP, Bear Creek Mining Company Limited and their subsidiaries or associated companies. I may inadvertently be the beneficial owner of an interest in any publicly traded company through participation in mutual funds over whose portfolios I have no control.

13.	I authorize EVEolution Ventures Inc. to use this report for any lawful purpose. In particular, the report and my name may be used in the fulfillment of relevant reporting and disclosure requirements of any stock exchange or securities regulator that recognizes my professional qualifications. Should it be necessary to use abridgments of or excerpts from the report such abridgments or excerpts must be made so as to retain their original meaning and context. All reasonable efforts must be made to allow me to approve such abridgments or excerpts. I waive my right of approval in cases where it is impossible to comply as a result of my own unavailability within a reasonable period of time.

14.	A copy of this report is submitted as a computer readable file in Adobe Acrobat PDF format. Another copy is submitted as a computer readable file in HTML4.01 format. The requirements of electronic filing necessitate submitting the reports as unlocked, editable files. I accept no responsibility for any changes made to the computer files after they leave my control.

“P. Ronning”

Peter A. Ronning, P.Eng.
12 November 2002